REVOLVING LOAN AGREEMENT

                            Dated as of July 16, 1998

                                  by and among

                        PILGRIM AMERICA PRIME RATE TRUST,
                                  as Borrower,

                       PILGRIM AMERICA INVESTMENTS, INC.,
                                  as Servicer,

                      EDISON ASSET SECURITIZATION, L.L.C.,
                                  as a Lender,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,
         as a Lender, Lender Agent, Operating Agent and Collateral Agent

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                                TABLE OF CONTENTS
                                -----------------

ARTICLE I.

         DEFINITIONS AND INTERPRETATION.................................................................2
         Section 1.01.  Definitions.....................................................................2
         Section 1.02.  Rules of Construction...........................................................2

ARTICLE II.

         AMOUNTS AND TERMS OF CREDIT....................................................................2
         Section 2.01.  Revolving Credit Facility.......................................................2
         Section 2.02.  Prepayments; Reduction and Termination
                           of Maximum Facility Amount...................................................4
         Section 2.03.  Interest........................................................................5
         Section 2.04.  Fees............................................................................6
         Section 2.05.  Receipt of Payments.............................................................7
         Section 2.06.  Establishment of Accounts.......................................................7
                  (a)      Master Collection Account....................................................7
                  (b)      Collection Accounts..........................................................8
                  (c)      Retention Account............................................................9
                  (d)      Collateral Account...........................................................9
                  (e)      Investment of Funds in Accounts..............................................9
         Section 2.07.  Settlement Procedures...........................................................9
         Section 2.08.  Indemnity......................................................................15
         Section 2.09.  Capital Requirements; Additional Costs.........................................16
         Section 2.10.  Breakage Costs.................................................................17
         Section 2.11.  Single Loan....................................................................17

ARTICLE III.

         CONDITIONS PRECEDENT..........................................................................17
         Section 3.01.  Conditions to Effectiveness of Agreement.......................................17
                  (a)      Revolving Loan Agreement; Other Related Documents...........................17
                  (b)      Governmental Approvals......................................................17
                  (c)      Compliance with Laws........................................................18
                  (d)      Payment of Fees.............................................................18
                  (e)      Representations and Warranties..............................................18
                  (f)      No Default..................................................................18
                  (g)      Confirmation of Commercial Paper Ratings....................................18
                  (h)      Credit Facility Conditions..................................................18
         Section 3.02.  Conditions Precedent to All Revolving Credit Advances..........................18
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                                        i
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
ARTICLE IV.
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         REPRESENTATIONS AND WARRANTIES................................................................19
         Section 4.01.  Representations and Warranties of the Borrower.................................19
                  (a)      Trust Existence; Compliance with Law........................................19
                  (b)      Executive Offices; Collateral Locations;
                           Corporate or Other Names; FEIN..............................................20
                  (c)      Trust Power, Authorization, Enforceable Obligations.........................20
                  (d)      No Litigation...............................................................20
                  (e)      Solvency....................................................................21
                  (f)      Material Adverse Effect.....................................................21
                  (g)      Ownership of Property; Liens................................................21
                  (h)      Ventures, Subsidiaries and Affiliates; Outstanding Indebtedness.............21
                  (i)      Taxes.......................................................................22
                  (j)      Full Disclosure.............................................................22
                  (k)      ERISA.......................................................................22
                  (l)      Brokers.....................................................................23
                  (m)      Margin Regulations..........................................................23
                  (n)      Nonapplicability of Bulk Sales Laws.........................................23
                  (o)      Securities Act Exemption....................................................23
                  (p)      Investment Company Act......................................................23
                  (q)      Deposit and Securities Accounts.............................................24
                  (r)      Eligible Assets.............................................................24
                  (s)      Representations and Warranties in Other Related Documents...................24
                  (t)      Nonconsolidation............................................................24
         Section 4.02.  Representations and Warranties of the Servicer.................................26

ARTICLE V.

         GENERAL COVENANTS OF THE BORROWER.............................................................26
         Section 5.01.  Affirmative Covenants of the Borrower..........................................26
                  (a)      Compliance with Agreements and Applicable Laws..............................26
                  (b)      Maintenance of Existence and Conduct of Business............................26
                  (c)      Cash Management Systems.....................................................27
                  (d)      Use of Proceeds.............................................................27
                  (e)      Payment, Performance and Discharge of Obligations...........................27
                  (f)      ERISA.......................................................................27
                  (g)      Securities Accounts.........................................................27
                  (h)      Missouri Matters............................................................27
         Section 5.02.  Reporting Requirements of the Borrower.........................................28
         Section 5.03.  Negative Covenants of the Borrower.............................................28
                  (a)      Deposit and Securities Accounts.............................................28
                  (b)      Liens.......................................................................28
                  (c)      Modifications of Trust Investments or Collateral Documentation;
                           Investment and Valuation Policies...........................................28
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                                       ii
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
                  (d)      Capital Structure and Business..............................................29
                  (e)      Mergers, Subsidiaries, Etc..................................................29
                  (f)      Restricted Payments.........................................................29
                  (g)      Indebtedness................................................................29
                  (h)      Investments.................................................................30
                  (i)      Commingling.................................................................30
                  (j)      ERISA.......................................................................30
                  (k)      Investment Company Act Asset Coverage.......................................30

ARTICLE VI.

         SERVICER PROVISIONS...........................................................................30
         Section 6.01.  Appointment of the Servicer....................................................30
         Section 6.02.  Duties and Responsibilities of the Servicer....................................31
         Section 6.03.  Collections on Financings......................................................31
         Section 6.04.  Authorization of the Servicer..................................................32
         Section 6.05.  Servicing Fees.................................................................32
         Section 6.06.  Covenants of the Servicer......................................................32
                  (a)      Ownership of Borrower Collateral............................................33
                  (b)      Compliance with Investment and Valuation Policies...........................33
                  (c)      Covenants in Other Related Documents........................................33
         Section 6.07.  Reporting Requirements of the Servicer.........................................33
         Section 6.08.  Amendments to Servicing Agreements.............................................33

ARTICLE VII.

         GRANT OF SECURITY INTERESTS...................................................................33
         Section 7.01.  Borrower's Grant of Security Interest..........................................33
         Section 7.02.  Consent to Assignment..........................................................34
         Section 7.03.  Delivery of Collateral.........................................................35
         Section 7.04.  Borrower Remains Liable........................................................35
         Section 7.05.  Covenants of the Borrower and the Servicer Regarding
                           the Borrower Collateral.....................................................35
                  (a)      Offices and Records.........................................................35
                  (b)      Access......................................................................36
                  (c)      Communication with Accountants..............................................37
                  (d)      Collection of Trust Investments.............................................37
                  (e)      Performance of Borrower Pledged Agreements..................................38

ARTICLE VIII.

         EVENTS OF DEFAULT; EVENTS OF SERVICER TERMINATION.............................................38
         Section 8.01.  Events of Default..............................................................38
         Section 8.02.  Events of Servicer Termination.................................................41
         Section 8.03.  Commitment Termination Events..................................................42
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                                       iii
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
ARTICLE IX.
         REMEDIES......................................................................................43
         Section 9.01.  Actions Upon Event of Default..................................................43
         Section 9.02.  Exercise of Remedies...........................................................44
         Section 9.03.  Power of Attorney..............................................................44
         Section 9.04.  Continuing Security Interest...................................................45

ARTICLE X.

         SUCCESSOR SERVICER PROVISIONS.................................................................45
         Section 10.01.  Servicer Not to Resign........................................................45
         Section 10.02.  Appointment of the Successor Servicer.........................................45
         Section 10.03.  Duties of the Servicer........................................................45
         Section 10.04.  Effect of Termination or Resignation..........................................46

ARTICLE XI.

         AGENTS........................................................................................46
         Section 11.01.  Authorization and Action......................................................46
         Section 11.02.  Reliance......................................................................46
         Section 11.03.  GE Capital and Affiliates.....................................................47

ARTICLE XII.

         MISCELLANEOUS.................................................................................48
         Section 12.01.  Notices.......................................................................48
         Section 12.02.  Binding Effect; Assignability.................................................48
         Section 12.03.  Termination; Survival of Borrower Obligations Upon
                           Facility Termination Date...................................................49
         Section 12.04.  Costs, Expenses and Taxes.....................................................49
         Section 12.05.  Confidentiality...............................................................51
         Section 12.06.  No Proceedings................................................................52
         Section 12.07.  Complete Agreement; Modification of Agreement.................................52
         Section 12.08.  Amendments and Waivers........................................................52
         Section 12.09.  No Waiver; Remedies...........................................................52
         Section 12.10.  GOVERNING LAW; CONSENT TO JURISDICTION;
                           WAIVER OF JURY TRIAL........................................................53
         Section 12.11.  Counterparts..................................................................54
         Section 12.12.  Severability..................................................................54
         Section 12.13.  Section Titles................................................................55
         Section 12.14.  Limited Recourse..............................................................55
         Section 12.15.  Further Assurances............................................................55
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                                       iv

                                   APPENDICES

Exhibit 2.01(a)        -     Form of Notice of Revolving Credit Advance
Exhibit 2.01(b)        -     Form of Revolving Note
Exhibit 2.02(a)(i)     -     Form of Repayment Notice
Exhibit 2.02(a)(ii)    -     Form of Facility Reduction Notice
Exhibit 2.02(a)(iii)   -     Form of Facility Termination Notice
Exhibit 3.01(a)-A      -     Form of Solvency Certificate
Exhibit 3.01(a)-B      -     Form of Bringdown Certificate (Closing)
Exhibit 3.01(a)-C      -     Form of Bringdown Certificate (Post-Closing)
Exhibit 3.01(a)-D      -     Form of Servicer's Certificate (Closing)
Exhibit 3.01(a)-E      -     Form of Servicer's Certificate (Post-Closing)
Exhibit 3.01(a)-F      -     Form of Monthly Report
Exhibit 5.02(b)        -     Form of Borrowing Base Certificate
Exhibit 9.03           -     Form of Power of Attorney

Annex 1                -     Determination of "Loan Interest"
Annex 5.01(c)          -     Cash Management Systems
Annex 5.02(a)          -     Reporting Requirements of the Borrower
Annex 5.02(b)          -     Investment Reports
Annex 6.07             -     Reporting Requirements of the Servicer
Annex W                -     Investment and Valuation Policies
Annex X                -     Definitions
Annex Y                -     Schedule of Documents

Schedule  4.01(b)      Executive  Offices; Collateral  Locations;  Corporate  or
                         Other Names; FEIN
Schedule  4.01(d)      Litigation
Schedule  4.01(h)      Ventures, Subsidiaries and  Affiliates; Outstanding Stock
                         and Indebtedness
Schedule  4.01(i)      Tax Matters
Schedule  4.01(k)      ERISA Plans
Schedule  4.01(q)      Deposit and Securities Accounts
Schedule  5.01(b)      Trade Names
Schedule  5.03(b)      Existing Liens

                  This REVOLVING LOAN AGREEMENT (this "Loan Agreement") is entered into as of July 16, 1998, by and among PILGRIM AMERICA PRIME RATE TRUST, a Massachusetts business trust (the "Borrower"), PILGRIM AMERICA INVESTMENTS, INC., a Delaware corporation (the "Servicer"), EDISON ASSET SECURITIZATION, L.L.C., a Delaware limited liability company ("Edison"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), as lenders (in such capacities, the "Lenders"), and GE Capital, in its separate capacities as agent for the Lenders hereunder (in such capacity, the "Lender Agent"), as operating agent for Edison hereunder (in such capacity, the "Operating Agent") and as collateral agent for Edison and the Edison Secured Parties (in such capacity, the "Collateral Agent").

                                    RECITALS
                                    --------

                  A. The Borrower is a closed-end management investment company registered under the Investment Company Act (as defined herein).

                  B. Under its investment objectives and policies, the Borrower normally invests primarily in senior secured floating rate loans and other investments.

                  C. In order to finance the acquisition and holding of such loans and other investments and to refinance certain existing indebtedness, the Borrower has requested the Lenders, and the Lenders are willing, to extend revolving credit to the Borrower in an aggregate principal amount of up to Four Hundred Fifty Million Dollars ($450,000,000) from time to time in accordance with the terms of this Loan Agreement.

                  D. In order to secure the obligations of the Borrower to the Lenders, the Borrower has agreed to grant to the Lenders (for their benefit and, to the extent applicable, for the benefit of the Edison Secured Parties) a security interest and lien upon such loans and other investments and certain related assets.

                  E. The Lender Agent has been requested and is willing to act as agent on behalf of the Lenders in connection with the making and financing of such revolving credit.

                  F. In order to effectuate the purposes of this Loan Agreement, the Borrower and the Lenders desire to appoint PAII (as defined herein) to service, administer and collect the loans and other investments owned by the Borrower, and PAII is willing to act in such capacity as the Servicer hereunder on the terms and conditions set forth herein.

                                    AGREEMENT
                                    ---------

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

                  Section 1.01. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Annex X.

                  Section 1.02. Rules of Construction. For purposes of this Loan Agreement, the rules of construction set forth in Annex X shall govern. All
Appendices hereto, or expressly identified to this Loan Agreement, are incorporated herein by reference and, taken together with this Loan Agreement, shall constitute but a single agreement.

                                   ARTICLE II.

                           AMOUNTS AND TERMS OF CREDIT

                  Section 2.01.  Revolving Credit Facility.

                  (a) Subject to the terms and conditions hereof, Edison agrees to make Revolving Credit Advances available from time to time from and after the Closing Date until the Liquidation Date, provided that if in the determination of Edison or the Operating Agent the aggregate amount of Revolving Credit Advances, after giving effect to any new Revolving Credit Advance, would exceed the maximum amount of credit extendable by Edison under its policies as administered by the Operating Agent concerning maximum borrower concentrations, then, subject to the terms and conditions hereof, GE Capital agrees to make all or such portion of such Revolving Credit Advance as may be necessary to avoid exceeding such maximum amount. The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the least of (i) the Maximum Facility Amount, (ii) the Cap Amount and (iii) an amount equal to (x) the Borrowing Base multiplied by the Maximum Advance Rate minus (y) the sum of the Credit Facility Outstandings plus the Interest Discount Amount plus the Custodial Overadvance Amount (such least amount, the "Borrowing Availability"). Until the Liquidation Date, the Borrower may from time to time borrow, repay and reborrow under this
Section 2.01(a). Each Revolving Credit Advance shall be made on notice by the Borrower to the Lenders and the Lender Agent, which notice is to be received no later than 4:00 p.m. (New York time) on the Business Day immediately preceding the Business Day of the proposed Revolving Credit Advance. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 2.01(a), shall include the information required in such Exhibit and shall be accompanied by a completed Borrowing Base Certificate as of the date of delivery, after giving effect to the Revolving Credit Advance requested thereby. Following receipt of any Notice of Revolving Credit Advance, and subject to the satisfaction of the conditions set forth in Section 3.02, Edison or GE Capital, as determined pursuant to this Section, shall make available to or on behalf of the Borrower on the Borrowing Date specified therein the lesser of the amount specified in such Notice of Revolving Credit Advance and the Borrowing Availability by depositing such amount in same day funds to such Deposit Account as the Borrower shall have identified in such Notice of Revolving Credit Advance.

                  (b) The Borrower shall execute and deliver to each Lender a note to evidence its Revolving Loans. Each such note shall be in the principal amount of the Maximum Facility Amount, dated the Closing Date and substantially in the form of Exhibit 2.01(b) (each such note, a "Revolving Note"). Each Revolving Note shall represent the obligation of the Borrower to pay the amount of the Maximum Facility Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the applicable Lender to the Borrower together with interest thereon as prescribed in Section 2.03. The entire unpaid balance of the Revolving Loans and all other accrued and unpaid Borrower Obligations shall be immediately due and payable in full in immediately available funds on the Facility Termination Date.

                  (c) The Lenders and the Agents shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance or similar notice reasonably believed by an Agent to be genuine. At the Closing and periodically thereafter, the Borrower shall provide to the Lenders and the Lender Agent a list of Authorized Officers who are authorized to submit such a notice. The Lenders and the Agents may each assume that each Person executing and delivering such a notice whose name appears on such list was duly authorized, unless the responsible individual acting thereon for the Lenders or the Agents has actual knowledge to the contrary.

                  (d) The Lender Agent is authorized to, and at its sole election may, on one (1) Business Day's notice, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all fees, expenses, charges, costs and interest owing by Borrower under this Loan Agreement or any of the other Related Documents if and to the extent Borrower fails to pay any such amounts as and when due, even if such charges would cause the aggregate balance of the Revolving Loans to exceed Borrowing Availability. At the Lender Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loans hereunder.

                  (e) If at any time, in the determination of Edison or the Operating Agent, the aggregate amount of outstanding Revolving Credit Advances exceeds the maximum amount of credit extendable by Edison under its policies as administered by the Operating Agent concerning maximum borrower concentrations, then, upon written notice by Edison or the Operating Agent to GE Capital, the Lender Agent and the Borrower, the Borrower shall be automatically deemed to have requested a Revolving Credit Advance under this Section 2.01 to be made by GE Capital in an amount equal to such excess. Subject to the terms and conditions of this Loan Agreement, GE Capital shall make such Revolving Credit Advance for the benefit of the Borrower by depositing the amount of such Revolving Credit Advance into the Collateral Account, in immediate prepayment of an equivalent portion of the outstanding principal balance of the Revolving Credit Advances made by Edison. In no event shall any Breakage Costs be payable in connection with any such prepayment. Interest with respect to any Revolving Credit Advances made or prepaid in accordance with this Section 2.01(e) shall be due and payable on the Settlement Date following the Settlement Period in which such Revolving Credit Advances were made or prepaid.

                  Section  2.02.  Prepayments;   Reduction  and  Termination  of
Maximum Facility Amount.

                  (a)      Voluntary Prepayments and Terminations.

                           (i) The Borrower may, at any time on at least one Business Day's prior written notice to the Lenders and the Lender Agent, voluntarily prepay all or part of the Revolving Loans. Any such prepayment must be accompanied by the payment of all Daily Interest accrued on the principal amount of such prepayment through but excluding the date of such prepayment, together with any Breakage Costs in accordance with Section 2.10. Each notice given under this Section 2.02(a)(i) (each, a "Repayment Notice") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 2.02(a)(i), and shall include the information required in such Exhibit.

                           (ii) So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, not more than twice during each calendar year, reduce the Maximum Facility Amount permanently; provided, that (A) the Borrower shall give ten Business Days' prior written notice of any such reduction to the Lenders and the Lender Agent, (B) any partial reduction of the Maximum Facility Amount shall be in a minimum amount of $5,000,000 or an integral multiple thereof, (C) the Maximum Facility Amount shall not be reduced in part to an amount less than $100,000,000, (D) if any Revolving Loans are being prepaid in connection with such reduction, such reduction must be accompanied by payment of all Daily Interest accrued on the principal amount of such prepayment through but excluding the date of such prepayment, together with any Breakage Costs in accordance with Section 2.10, and (E) in no event may the Maximum Facility Amount be reduced below the then outstanding principal amount of the Revolving Loans. Each notice given under this Section 2.02(a)(ii) (each, a "Facility Reduction Notice") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 2.02(a)(ii) and shall include the information required in such Exhibit. Upon any such reduction of the Maximum Facility Amount, Borrower's right to request Revolving Credit Advances shall simultaneously be irrevocably and permanently reduced.

                           (iii) The Borrower may at any time on at least 90 days' prior written notice to the Lenders and the Lender Agent irrevocably reduce the Maximum Facility Amount to zero, provided that upon such reduction all Revolving Credit Advances and other accrued and unpaid Borrower Obligations shall be immediately due and payable in full. Any such reduction of the Maximum Facility Amount must be accompanied, if any Revolving Loans are being prepaid in connection with such reduction, by payment of any Breakage Costs in accordance with Section 2.10. Each notice given under this Section 2.02(a)(iii) (each, a "Facility Termination Notice") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 2.02(a)(iii) and shall include the information required in such Exhibit. Upon any such termination of the Maximum Facility Amount, Borrower's right to request Revolving Credit Advances shall simultaneously be irrevocably and permanently terminated.

                           (iv) Each written notice required to be delivered pursuant to Sections 2.02(a)(i), (ii) and (iii) shall be irrevocable and shall be effective (1) on the day of receipt if received by the Lenders and the Lender Agent not later than 1:00 p.m. (New York time) on any Business Day and (2) on the immediately succeeding Business Day if received by the Lenders or the Lender Agent after such time on such Business Day or if any such notice is received on a day other than a Business Day (regardless of the time of day such notice is received). Each such notice shall specify the amount of such prepayment or reduction of the Maximum Facility Amount, as applicable.

                  (b)      Mandatory Prepayments.

                           (i) If at any time the outstanding balance of the Revolving Loans exceeds the Borrowing Availability, the Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess, together with any accrued and unpaid Daily Interest (including Margin) on the amount of principal so repaid.

                           (ii) On each Business Day on and after the Commitment Termination Date and before the date on which all Obligations are paid in full, the Borrower shall repay the aggregate outstanding Revolving Credit Advances in an amount equal to the Pro Rata Share (as defined in the Intercreditor Agreement) with respect to this Loan Agreement of the aggregate amount of such Collections (other than Collections constituting interest on Trust Investments) which have not been either repaid pursuant to this Section 2.02(b)(ii) or deposited into the Master Collection Account in accordance with Section 3.4(b) of the Intercreditor Agreement.

                  (c) Any payments to be made under this Section 2.02 to the Lenders in respect of their Revolving Loans shall, unless otherwise provided in
Section 2.07, be allocated between Edison and GE Capital in their capacities as Lenders as the Lender Agent may determine.

                  Section 2.03.  Interest.

                  (a) The Borrower shall pay interest to the Lender Agent, for the ratable benefit of the Lenders, in arrears on each applicable Settlement Date, in an amount equal to the sum of the Daily Interest for each day in the immediately preceding Settlement Period.

                  (b) If any payment on any Revolving Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) All computations of fees calculated on a per annum basis and interest shall be made by the Lender Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and fees are payable. Each determination by the Lender Agent of an interest rate hereunder shall be conclusive, absent manifest error.

                  (d) So long as any Event of Default shall have occurred and be continuing, and at the election of the Lender Agent, the Operating Agent or either Lender confirmed by written notice from the Lender Agent, the Operating Agent or such Lender to the Borrower, the rate used in calculating the Margin for the Daily Interest otherwise applicable to each Revolving Credit Advance shall be increased by two percentage points (2%) per annum in accordance with the terms and provisions of Annex 1 and Article IX.

                  (e) Notwithstanding anything to the contrary set forth in this
Section 2.03, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall, to the extent permitted by applicable law, continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Lender Agent, on behalf of the Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Loan Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 2.03(a) through (d) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by the Lenders pursuant to the terms hereof exceed the amount which the Lenders could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 2.03(e), a court of competent jurisdiction shall finally determine that the Lenders have received interest hereunder in excess of the Maximum Lawful Rate, the Lender Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 2.07 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

                  Section 2.04.  Fees.

                  (a) The Borrower shall pay to the Lender Agent, for the benefit of the Lenders, the fees specified in the Fee Letters, at the times specified for payment therein.

                  (b) As additional compensation for the Lenders, the Borrower agrees to pay to the Lender Agent, for the benefit of the Lenders, monthly in arrears, on each Settlement Date prior to the Liquidation Date and on the Liquidation Date, the Unused Facility Fee for the prior Settlement Period (and, in the case of the Liquidation Date, for the period from the end of the prior Settlement Period to the Liquidation Date).

                  Section 2.05.  Receipt of Payments.

                  (a) The Borrower shall make each payment under this Loan Agreement not later than 12:00 noon (New York time) on the day when due in immediately available funds in Dollars to the Master Collection Account. For purposes of computing interest and fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the Master Collection Account prior to 12:00 noon New York time. Payments received on any day that is not a Business Day or after 12:00 noon New York time on any Business Day shall be deemed to have been received on the following Business Day.

                  (b) Any and all payments by Borrower hereunder shall be made in accordance with this Section 2.05 without setoff or counterclaim and free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, excluding taxes imposed on or measured by the net income of any Affected Party by the jurisdictions under the laws of which any such Affected Party is organized or by any political subdivisions thereof. If the Borrower shall be required by law to deduct any taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.05) the Affected Party entitled to receive any such payment receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of taxes required pursuant to this Section 2.05, the Borrower shall furnish to the Lender Agent the original or a certified copy of a receipt evidencing payment thereof. The Borrower shall indemnify any Affected Party from and against, and, within ten days of demand therefor, pay any Affected Party for, the full amount of taxes on or required to be deducted from any amount payable hereunder (including any taxes imposed by any jurisdiction on amounts payable under this Section 2.05, but excluding taxes imposed on or measured by the net income of the Affected Party by the jurisdictions (including, where applicable, the federal income taxes of the United States of America) under the laws of which the Affected Party is organized or any political subdivision thereof) paid by such Affected Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted.

                  Section 2.06.  Establishment of Accounts.

                  (a)      Master Collection Account.

                           (i) The Lender Agent has established and shall maintain the Master Collection Account with the Depositary. The Borrower and each of the Lenders agree that the Lender Agent shall have exclusive dominion and control of the Master Collection Account and all monies, instruments and other property from time to time on deposit therein.

                           (ii) On each Business Day on which any funds on deposit in any Custodial Account are to be transferred or allocated to the Lender Agent pursuant to the terms of the Intercreditor Agreement, the Borrower and the Servicer shall instruct the applicable Custodian to transfer such funds to the Master Collection Account in same day funds. The Lenders, the Lender Agent, the Operating Agent and the Collateral Agent may deposit into the Master Collection Account from time to time all monies, instruments and other property received by any of them as proceeds of the Borrower Collateral. On each Business Day prior to the Liquidation Date, the Lender Agent shall instruct and cause the Depositary (which instruction may be in writing or by telephone confirmed promptly thereafter in writing) to release funds on deposit in the Master Collection Account in the order of priority set forth in Section 2.07. On each Business Day from and after the Liquidation Date, the Lender Agent shall apply all amounts when received in the Master Collection Account in the order of priority set forth in Section 2.07(d).

                  (b)      Collection Accounts.

                           (i) Each Lender has established and shall maintain a separate Collection Account for its benefit with the Depositary. The Borrower and Edison agree that prior to the Liquidation Date the Operating Agent, and from and after the Liquidation Date the Collateral Agent, shall have exclusive dominion and control of the Edison Collection Account and all monies, instruments and other property from time to time on deposit therein. The Borrower and GE Capital agree that the Lender Agent shall have exclusive dominion and control of the GE Capital Collection Account and all monies, instruments and other property from time to time on deposit therein.

                           (ii) All funds to be withdrawn from the Master Collection Account for payment to or otherwise for the benefit of Edison, and all other funds to be paid to or for the benefit of Edison, shall be deposited into the Edison Collection Account. All funds to be withdrawn from the Master Collection Account for payment to or otherwise for the benefit of GE Capital (as a Lender), and all other funds to be paid to or for the benefit of GE Capital (as a Lender), shall be deposited into the GE Capital Collection Account. On each Business Day prior to the Liquidation Date, the Operating Agent or the Lender Agent, as the case may be, shall instruct and cause the Depositary (which instruction may be in writing or by telephone confirmed promptly thereafter in writing) to release funds on deposit in the Collection Accounts in the order of priority set forth in
         Section 2.07. On each Business Day from and after the Liquidation Date, the Collateral Agent or the Lender Agent, as the case may be, shall apply all amounts when received in the Collection Accounts in the order of priority set forth in Section 2.07(d).

                           (iii) If, for any reason,  the  Depositary  wishes to
         resign as depositary of the Edison Collection Account or fails to carry out the instructions of the Operating Agent or the Collateral Agent, then the Operating Agent or the Collateral Agent shall promptly notify the Edison Secured Parties. Edison shall not close the Edison Collection Account unless it shall have (A) received the prior written consent of the Operating Agent and the Collateral Agent, (B) established a new deposit account with the Depositary or with a new depositary institution satisfactory to the Operating Agent and the Collateral Agent, (C) entered into an agreement covering such new account with such new depositary institution satisfactory in all respects to the Operating Agent and the Collateral Agent (whereupon such new account shall become the Edison Collection Account for all purposes of this Loan Agreement and the other Related Documents), and
         (D) taken all such action as the Collateral Agent shall require to grant and perfect a first priority Lien in such new Edison Collection Account to the Collateral Agent under the Collateral Agent Agreement.

                  (c) Retention Account. Each Lender has established and shall maintain a separate Retention Account for its benefit with the Depositary. The Borrower and Edison agree that prior to the Liquidation Date the Operating Agent, and from and after the Liquidation Date the Collateral Agent, shall have exclusive dominion and control of the Edison Retention Account and all monies, instruments and other property from time to time on deposit therein. The
Borrower and GE Capital agree that the Lender Agent shall have exclusive dominion and control of the GE Capital Retention Account and all monies, instruments and other property from time to time on deposit therein.

                  (d) Collateral Account. Edison has established and shall maintain the Collateral Account with the Depositary. The Borrower and Edison agree that the Operating Agent shall have exclusive dominion and control of the Collateral Account and all monies, instruments and other property from time to time on deposit therein.

                  (e) Investment of Funds in Accounts. To the extent uninvested amounts are on deposit in the Collateral Account or either Retention Account on any given day during the Revolving Period, the Operating Agent or the Lender Agent, as the case may be, shall invest all such amounts in Permitted Investments selected by such Agent that mature no later than (a) the immediately succeeding Business Day, in the case of the Collateral Account, and (b) the immediately succeeding Settlement Date, in the case of either Retention Account. From and after the Liquidation Date, any investment of such amounts shall be solely at the discretion of the applicable Agent, subject to the restrictions described above.

                  Section 2.07.  Settlement Procedures.

                  (a) Funding of Master Collection Account and Collection Accounts.

                           (i) As soon as practicable, and in any event no later than 12:00 noon (New York time) on each Business Day:

                                       (1) if the Business Day is a day on which
                  any funds are to be withdrawn from a Custodial Account to be paid to or for the benefit of the Lender Agent or the Lenders pursuant to the Intercreditor Agreement, the Borrower and the Servicer shall instruct the Custodians to transfer such funds to the Master Collection Account, and shall notify the Lender Agent of the amount of such funds;

                                    (2) the Borrower  shall  deposit cash in the
                  Master Collection Account in the amount required, if any, to be paid by the Borrower on or prior to such Business Day under
                  Section 2.02;

                                    (3) if on such  Business Day the Borrower is
                  required to make other payments under this Loan Agreement not previously retained out of Collections (including Additional Amounts and Indemnified Amounts not previously paid), then the Borrower shall deposit an amount equal to such payments in the Master Collection Account;

                                    (4) the Borrower shall deposit in the Master
                  Collection Account the Outstanding Balance of any Trust Investment it elects to pay pursuant to Section 7.05(d);

                                    (5) if any funds  have been  deposited  into
                  the Master Collection Account, the Lender Agent shall transfer such funds to the Edison Collection Account or the GE Capital Collection Account, as such funds may be allocated by the Lender Agent in its discretion; and

                                    (6) Edison or the Operating  Agent shall, or
                  shall cause the Collateral Agent to, deposit in the Edison Collection Account any Borrower LOC Draws made on such Business Day.

                           (ii) If an Event of Default has occurred and is continuing, and on or before the second Business Day immediately preceding any Settlement Date any Agent shall have notified the Borrower of any Retention Account Deficiency pursuant to Section 2.07(c)(ii), then the Borrower shall deposit cash in the amount of such deficiency in the Master Collection Account no later than 12:00 noon (New York time) on such Settlement Date.

                           (iii) From and after the Liquidation Date, the Collateral Agent shall transfer all amounts on deposit in the Edison Retention Account as of that date to the Edison Collection Account and the Lender Agent shall transfer all amounts on deposit in the GE Capital Retention Account as of that date to the GE Capital Collection Account.

                  (b) Daily Disbursements From the Collection Accounts Prior to Liquidation Date. On each Business Day prior to the Liquidation Date, and following the transfers made pursuant to Section 2.07(a), the Operating Agent shall disburse all amounts then on deposit in the Edison Collection Account and the Lender Agent shall disburse all amounts then on deposit in the GE Capital Collection Account in the following priority:

                           (i) if an Event of Default has occurred and is continuing, to the Retention Accounts for the respective accounts of the Lenders, such Lender's allocable share of the amount of any Retention Account Deficiency deposited pursuant to Section 2.07(a)(ii);

                           (ii) if an Event of Default has occurred and is continuing, to the Retention Accounts for the respective accounts of the Lenders, such Lender's allocable share of an amount equal to the sum of:

                                       (A)  Daily  Interest  with respect to the
                                            immediately preceding Business Day;

                                       (B)  the  Interest  Shortfall  as of  the
                                            immediately preceding Business Day;

                                       (C)  the Unused Facility Fee with respect
                                            to   the    immediately    preceding
                                            Business Day; and

                                       (D)  the Unused Facility Fee Shortfall as
                                            of   the    immediately    preceding
                                            Business Day;

                           (iii) to GE Capital for its own account and to the Collateral Account for the account of Edison, such Lender's allocable share of an amount equal to the amounts, if any, deposited by the Borrower in the Master Collection Account pursuant to Section 2.02(a) and (b) and Section 2.07(a)(i)(2), which amounts shall be applied to the repayment of the outstanding principal of the Revolving Loans;

                           (iv) to GE Capital for its own account or to the Collateral Account for the account of Edison (or, in the case of Indemnified Amounts or Additional Amounts for the account of the applicable Indemnified Person or Affected Party, respectively), such Person's allocable share of an amount equal to the deposits made in the Master Collection Account pursuant to Section 2.07(a)(i)(3); and

                           (v) the balance of any amounts remaining after making the foregoing disbursements, (A) if no Event of Default has occurred and is continuing, then to such Custodial Account as the Borrower may from time to time designate, or (B) if an Event of Default has occurred and is continuing, then to repay outstanding Revolving Credit Advances and/or to such Custodial Account, as the Lender Agent may direct.

                  (c) Disbursements From the Retention Accounts and Settlement Date Procedures Prior to Liquidation Date.

                           (i) On each Settlement Date prior to the Liquidation Date, amounts on deposit in the Retention Accounts shall be disbursed or retained by the Operating Agent (in the case of the Edison Retention Account) or the Lender Agent (in the case of the GE Capital Retention Account) in the following priority:

                                    (A)  disbursed  to GE  Capital  for  its own
                  account and the Collateral Account for the account of Edison (or, if applicable, any Indemnified Person), such Person's allocable share of an amount equal to:

                                        (1)      the  accrued  and unpaid  Daily
                                                 Interest  as of the  end of the
                                                 immediately           preceding
                                                 Settlement Period;

                                        (2)      the accrued  and unpaid  Unused
                                                 Facility  Fee as of the  end of
                                                 the    immediately    preceding
                                                 Settlement Period;

                                        (3)      all Additional Amounts incurred
                                                 and  payable  to  any  Affected
                                                 Party  as of  the  end  of  the
                                                 immediately           preceding
                                                 Settlement Period to the extent
                                                 not     already     transferred
                                                 pursuant       to       Section
                                                 2.07(b)(iv);

                                        (4)      all other  amounts  accrued and
                                                 payable    under    this   Loan
                                                 Agreement  and the Fee  Letters
                                                 (including  Indemnified Amounts
                                                 incurred  and  payable  to  any
                                                 Indemnified  Person)  as of the
                                                 end    of    the    immediately
                                                 preceding  Settlement Period to
                                                 the    extent    not    already
                                                 transferred pursuant to Section
                                                 2.07(b); and

                                        (5)      an amount  equal to the excess,
                                                 if  any,  of  the   outstanding
                                                 balance of the Revolving  Loans
                                                 over       the        Borrowing
                                                 Availability;

                                        (B) retained in the Retention  Accounts,
such Lender's allocable share of an amount equal to the Accrued Monthly Interest and Accrued Unused Facility Fee; and

                                        (C) disbursed to such Custodial  Account
as the Borrower may designate from time to time, the balance remaining after retaining or disbursing the foregoing amounts.

                           (ii) Upon the occurrence and during the continuance of an Event of Default, the Lender Agent shall determine and notify the Borrower of any Retention Account Deficiency for the preceding Settlement Period no later than 5:00 p.m. (New York time) on the second Business Day immediately preceding each Settlement Date, and the Borrower shall deposit cash in the amount of such Retention Account Deficiency to the Master Collection Account pursuant to Section 2.07(a)(ii).

                  (d) Settlement Procedures From and After the Liquidation Date. On each Business Day from and after the Liquidation Date until the Termination Date, the Collateral Agent and the Lender Agent shall:

                            (i) as soon as  practicable,  transfer  all  amounts
then on deposit in each Retention Account to the related Collection Account;

                           (ii) transfer all amounts in the Collection Accounts (including amounts transferred from the Retention Accounts pursuant to Section 2.07(a)(iii)) in the following priority:

                                       (A)  if on such Business Day  outstanding
                  principal of Revolving Loans made by Edison is being maintained through the issuance of Commercial Paper (to the extent such Revolving Loans exceed Liquidity Loans then outstanding), to the Collateral Account for the account of Edison, an amount equal to the accrued and unpaid CP Interest Amount through and including the date of maturity of the Commercial Paper maintaining such Revolving Loans;

                                       (B) to the  Collateral  Account  for  the
                  account of Edison, an amount equal to, if on such Business Day outstanding principal of Revolving Loans made by Edison is being maintained through the issuance of Commercial Paper (to the extent such Revolving Loans exceed Liquidity Loans then outstanding), the principal of all such Revolving Loans in excess of such Liquidity Loans;

                                       (C) if Revolving Loans made by GE Capital
                  are then outstanding, to GE Capital, an amount equal to the accrued and unpaid GE Capital Interest Amount through and including the next Settlement Date;

                                       (D) if Revolving Loans made by GE Capital
                  are then outstanding, to GE Capital, an amount equal to the outstanding principal of such Revolving Loans;

                                       (E)   if   Liquidity   Loans   are   then
                  outstanding, to the Liquidity Agent on behalf of the Liquidity Lenders, an amount equal to:

                                        (1)       the Liquidity  Interest Amount
                                                  as  defined in Annex 1 through
                                                  and    including    the   next
                                                  Settlement Date;

                                        (2)       the  principal of  outstanding
                                                  Liquidity Loans; and

                                        (3)       any   other   unpaid   amounts
                                                  (other than Additional Amounts
                                                  and   Indemnified    Amounts),
                                                  including  any fees,  owing to
                                                  the    Liquidity    Agent   or
                                                  Liquidity      Lenders      in
                                                  connection  with the Liquidity
                                                  Loans;

                                       (F) to GE Capital for its own account and
                  the Collateral Account for the account of Edison, such Lender's allocable share of an amount equal to:

                                        (1)       all accrued and unpaid  Unused
                                                  Facility Fees;

                                        (2)       all     Additional     Amounts
                                                  incurred  and  payable  to any
                                                  Affected Party; and

                                        (3)       all    Indemnified     Amounts
                                                  incurred  and  payable  to any
                                                  Indemnified Person; and

                                       (G) to the  Letter  of Credit  Agent,  if
                  there are any outstanding Borrower LOC Draws, an amount equal to:

                                        (1)       accrued and unpaid interest on
                                                  such outstanding  Borrower LOC
                                                  Draws;

                                        (2)       the    principal    of    such
                                                  outstanding    Borrower    LOC
                                                  Draws; and

                                        (3)       any other  amounts,  including
                                                  fees,  owing to the  Letter of
                                                  Credit  Agent  in   connection
                                                  with such outstanding Borrower
                                                  LOC Draws;

                                       (H) to GE Capital  for its own account or
                  to the Collateral Account for the account of Edison, such Lender's allocable share of an amount equal to (1) accrued and unpaid Daily Interest minus (2) the aggregate amounts paid pursuant to Sections 2.07(d)(ii)(A), 2.07(d)(ii)(E)(1) and 2.07(d)(ii)(G)(1); and

                                       (I)  to an account previously  designated
                  by the Borrower, the balance of any funds remaining after payment in full of all amounts set forth in Sections 2.07(d)(ii)(A) through (ii)(H).

                  (e) Any payments to be made under this Section 2.07 to the Lenders shall, except as expressly provided above, be allocated between Edison and GE Capital as the Lender Agent may determine in its discretion.

                  (f)  Accounting by Lender Agent.  The Lender Agent will,  upon
the  Borrower's  written  request,   promptly  give  an  accounting  as  to  any
applications of funds made pursuant to this Section 2.07.

                  (g)  Termination  Procedures.  On the earlier of (i) the first
Business Day after the Facility Termination Date on which the outstanding principal balance of the Revolving Loans has been reduced to zero or (ii) the Scheduled Maturity Date, if the obligations to be paid pursuant to this Section
2.07 have not been paid in full, the Borrower shall immediately deposit in the Master Collection Account an amount sufficient to make such payments in full. On the Termination Date, all amounts on deposit in the Master Collection Account, the Collection Accounts and the Retention Accounts shall be disbursed to the Borrower and all Liens of each of the Lenders in and to the Borrower Collateral shall be released by each of the Lenders. Such disbursement shall constitute the final payment to which the Borrower is entitled pursuant to the terms of this Loan Agreement.

                  Section 2.08.  Indemnity.

                  (a) The Borrower shall indemnify and hold harmless each of the Lender Agent, the Operating Agent, the Collateral Agent, the Lenders, the Liquidity Agent, the Liquidity Lenders, the Letter of Credit Agent, the Letter of Credit Providers and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Loan Agreement and the other Related Documents, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents (collectively, "Indemnified Amounts"); provided, that the Borrower shall not be liable for any indemnification (i) to an Indemnified Person other than the Lenders, to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from that Indemnified Person's gross negligence, as finally determined by a court of competent jurisdiction, or (ii) to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from that Indemnified Person's willful misconduct, as finally determined by a court of competent jurisdiction.

                  (b) NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY RELATED DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY RELATED DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

                  Section 2.09.  Capital Requirements; Additional Costs.

                  (a) If the Lender Agent on behalf of any Affected Party shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by such Affected Party with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Affected Party against commitments made by it under this Loan Agreement, any other Related

Document or any Program Document and thereby reducing the rate of return on such Affected Party's capital as a consequence of its commitments hereunder or thereunder, then the Borrower shall from time to time upon demand by the Lender Agent pay to the Lender Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for such reduction together with interest thereon from the date of any such demand until payment in full at the Daily Interest Rate. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by the Lender Agent to the Borrower shall be final, binding and conclusive on the parties hereto (absent manifest error) for all purposes.

                  (b) If, due to any Regulatory Change, there shall be any increase in the cost to any Affected Party of agreeing to make or making, funding or maintaining any commitment hereunder, under any other Related Document or under any Program Document, including with respect to any Revolving Credit Advances, Borrower LOC Draws or Liquidity Loans, or any reduction in any amount receivable by such Affected Party hereunder or thereunder, including with respect to any Revolving Credit Advances, Borrower LOC Draws or Liquidity Loans (any such increase in cost or reduction in amounts receivable are hereinafter referred to as "Additional Costs"), then the Borrower shall, from time to time upon demand by the Lender Agent, pay to the Lender Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for such Additional Costs together with interest thereon from the date demanded until payment in full thereof at the Daily Interest Rate. Such Affected Party agrees that, as promptly as practicable after it becomes aware of any circumstance referred to above that would result in any such Additional Costs, it shall, to the extent not inconsistent with its internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Borrower pursuant to this Section 2.09(b).

                  (c)  Determinations by any Affected Party for purposes of this
Section 2.09 of the effect of any Regulatory Change on its costs of making, funding or maintaining any commitments hereunder, under any other Related Document or under any Program Document or on amounts receivable by it hereunder or thereunder or of the additional amounts required to compensate such Affected Party in respect of any Additional Costs shall be set forth in a written notice to the Borrower in reasonable detail (which shall include an explanation of the pertinent Regulatory Change) and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes.

                  Section 2.10. Breakage Costs. The Borrower shall pay to the Lender Agent for the account of the Lenders, upon request of a Lender, such amount or amounts as shall compensate the Lenders for any loss, cost or expense incurred by the Lenders (as determined by either of the Lenders) as a result of any reduction by the Borrower in the outstanding principal of the Revolving Loans (and accompanying loss of Daily Interest thereon) other than on the maturity date of the Commercial Paper (or other financing source) funding such Revolving Loans, which compensation shall include an amount equal to any loss or expense incurred by the Lenders during the period from the date of such reduction to (but excluding) the maturity date of such Commercial Paper (or other financing source) if the rate of interest obtainable by either of the Lenders upon the redeployment of funds in an amount equal to such reduction is less than the interest rate applicable to such Commercial Paper (or other financing source) (any such loss, cost or expense referred to collectively herein as "Breakage Costs"). The determination by a Lender of the amount of any such loss or expense shall be set forth in a written notice to the Borrower in reasonable detail and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes.

                  Section 2.11. Single Loan. All Revolving Loans to the Borrower and all of the other Borrower Obligations shall constitute one general obligation of the Borrower secured, until the Termination Date, by the Borrower Collateral.

                                  ARTICLE III.

                              CONDITIONS PRECEDENT

                  Section 3.01. Conditions to Effectiveness of Agreement. Neither of the Lenders shall be obligated to make any Revolving Credit Advance under this Loan Agreement, nor shall either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent:

                  (a) Revolving Loan Agreement; Other Related Documents. This Loan Agreement or counterparts hereof shall have been duly executed by, and delivered to, the parties hereto and each of the Lenders and the Lender Agent shall have received such other documents, instruments, agreements and legal opinions as the Lenders and the Lender Agent shall request in connection with the transactions contemplated by this Loan Agreement, including all those listed in the Schedule of Documents, each in form and substance satisfactory to each of the Lenders and the Lender Agent.

                  (b) Governmental Approvals. Each of the Lenders and the Lender Agent shall have received satisfactory evidence that the Borrower and the Service Providers have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Loan Agreement and the other Related Documents and the consummation of the transactions contemplated hereby or thereby.

                  (c) Compliance with Laws. The Borrower and the Service Providers shall be in compliance in all material respects with all applicable foreign, federal, state and local laws and regulations, including those specifically referenced in Section 5.01(a).

                  (d) Payment of Fees. The Borrower shall have paid all fees required to be paid by it on the Closing Date, including all fees required hereunder and under the Fee Letters.

                  (e) Representations and Warranties. Each representation and warranty by the Borrower contained herein and in each other Related Document shall be true and correct as of the Closing Date, except to the extent that such representation or warranty expressly relates solely to an earlier date.

                  (f) No Default. No Default or Event of Default shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated on the Closing Date.

                  (g) Confirmation of Commercial Paper Ratings. The Operating Agent shall have received written confirmation from each Rating Agency that the then current rating of the Commercial Paper shall not be withdrawn or downgraded after giving effect to this Loan Agreement and the transactions contemplated hereby.

                  (h) Credit Facility Conditions. The Lender Agent shall have received written confirmation from the Credit Facility Agent that each of those conditions precedent to the closing of the transactions contemplated by the Credit Facility shall have been satisfied or waived in writing as provided therein.

                  Section 3.02. Conditions Precedent to All Revolving Credit Advances. Neither of the Lenders shall be obligated to make any Revolving Credit Advance hereunder on any Borrowing Date (including any Revolving Credit Advance to be made on the Closing Date) if, as of the date thereof:

                  (a) any representation or warranty of the Borrower or any Service Provider contained herein or in any of the other Related Documents shall be untrue or incorrect as of such date, either before or after giving effect to the Revolving Credit Advance to be made on such date and to the application of the proceeds therefrom, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Loan Agreement;

                  (b) any Default, Event of Default, Commitment Termination Event or Event of Servicer Termination shall have occurred and be continuing, or would result from the Revolving Credit Advance to be made on such Borrowing Date or from the application of the proceeds therefrom;

                  (c) the Borrower shall not be in compliance with any of its covenants or other agreements set forth herein;

                  (d)  the   Commitment   Termination   Date  or  the   Facility
Termination Date shall have occurred;

                  (e) after giving effect to such Revolving Credit Advance and to the application of the proceeds therefrom, the aggregate outstanding principal amount of Revolving Credit Advances would exceed Borrowing Availability;

                  (f) the Borrower or a Service Provider shall fail to have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to each of the Lenders and the Lender Agent, as either of the Lenders or the Lender Agent may reasonably request or a Rating Agency may request; or

                  (g) the Lender Agent, the Operating Agent or the Collateral Agent shall have determined that any event or condition has occurred that has had, or could reasonably be expected to have or result in, a Material Adverse Effect.

                  The delivery by the Borrower of a Notice of Revolving Credit Advance and the acceptance by the Borrower of the proceeds of the Revolving Credit Advance on any Borrowing Date shall be deemed to constitute, as of any such Borrowing Date, a representation and warranty by the Borrower that the conditions in this Section 3.02 have been satisfied.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.01. Representations and Warranties of the Borrower. To induce the Lenders to make the Revolving Loans and each of the Lender Agent, the Operating Agent and the Collateral Agent to take any action hereunder, the Borrower makes the following representations and warranties to the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent as of the Closing Date and as of the date of each Revolving Credit Advance, each and all of which shall survive the execution and delivery of this Loan Agreement.

                  (a) Trust Existence; Compliance with Law. The Borrower (i) is a Massachusetts business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with the Trust Documents in all material respects; and (vi) subject to specific representations set forth herein regarding ERISA, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) Executive Offices; Collateral Locations; Corporate or Other Names; FEIN. As of the Closing Date, the current location of the Borrower's chief executive office, principal place of business, other offices, the warehouses and premises within which any Borrower Collateral is stored or located, and the locations of its records concerning the Borrower Collateral (including originals of the Collateral Documentation) are set forth in Schedule 4.01(b). None of such locations has changed within the past 12 months. During the prior five years, the Borrower has not been known as or used any corporate, fictitious or trade name. In addition, Schedule 4.01(b) lists the federal employer identification number of the Borrower.

                  (c) Trust Power, Authorization, Enforceable Obligations. The execution, delivery and performance by the Borrower of this Loan Agreement and the other Related Documents to which it is a party, the creation and perfection of all Liens and ownership interests provided for therein and, solely with respect to clause (viii) below, the exercise by each of the Borrower, the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent of any of its rights and remedies under any Related Document to which it is a party: (i) are within the Borrower's trust powers; (ii) have been duly authorized by all necessary or proper trust action; (iii) do not contravene any provision of the Trust Documents; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any Trust Investment, any Collateral Documentation or any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of the property of the Borrower is bound; (vi) in light of the confidentiality requirements of Section 12.05(c), do not prohibit administering the Revolving Loans, monitoring the Borrower Collateral, and sharing confidential information with the Lenders, the Lender Agent, the Operating Agent, and the Collateral Agent for purposes of exercising rights and remedies of each of the Lenders under this Loan Agreement; (vii) do not result in the creation or imposition of any Adverse Claim upon any of the property of the Borrower; and (viii) do not require the consent or approval of any Governmental Authority or any other Person, except (A) those referred to in Section 3.01(b) all of which will have been duly obtained, made or complied with prior to the Closing Date, and (B) consents to the sale of an assignment of or participation in Trust Investments, to the extent required by the Collateral Documentation applicable thereto. On or prior to the Closing Date, each of the Related Documents to which the Borrower is a party shall have been duly executed and delivered by the Borrower and each such Related Document shall then constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms.

                  (d) No Litigation. No Litigation is now pending or, to the knowledge of the Borrower, threatened against the Borrower that (i) challenges the Borrower's right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the grant of the security interest contemplated by this Loan
Agreement or the consummation of any of the other transactions contemplated under this Loan Agreement or the other Related Documents, or (iii) has a reasonable risk of being determined adversely to the Borrower and that, if so determined, could have a Material Adverse Effect. Except as set forth on
Schedule 4.01(d), as of the Closing Date there is no Litigation pending or threatened that seeks damages or injunctive relief against, or alleges criminal misconduct by, the Borrower.

                  (e) Solvency. Both before and after giving effect to (i) the transactions contemplated by this Loan Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower is and will be Solvent.

                  (f) Material Adverse Effect. Between February 28, 1998 and the Closing Date, (i) the Borrower has not incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by the Borrower or has become binding upon the Borrower's assets and no law or regulation applicable to the Borrower has been adopted that has had or could reasonably be expected to have a Material Adverse Effect and (iii) the Borrower is not in default and no third party is in default under any material contract, lease or other agreement or instrument to which the Borrower is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between February 28, 1998 and the Closing Date no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

                  (g) Ownership of Property; Liens. As of the Closing Date, none of the Borrower Collateral is subject to any Adverse Claim, other than Permitted Encumbrances described in clause (f) of the definition thereof, and there are no facts, circumstances or conditions known to the Borrower that may result in (i) with respect to Trust Investments, any Adverse Claims (including Adverse Claims arising under Environmental Laws) and (ii) with respect to its other properties and assets, any Adverse Claims (including Adverse Claims arising under Environmental Laws) other than Permitted Encumbrances. The Borrower has used reasonable efforts to obtain all assignments, promissory notes and other documents (and has duly effected all recordings, filings and other actions) necessary to establish, protect and perfect the Borrower's right, title and interest in and to the Trust Investments and its other properties and assets. The Liens granted to each of the Lenders pursuant to Section 7.01 will at all times be fully perfected first priority Liens in and to the Borrower Collateral, subject only to Custodial Liens which have priority under the UCC.

                  (h) Ventures, Subsidiaries and Affiliates; Outstanding Indebtedness. Except as set forth in Schedule 4.01(h), the Borrower has no Subsidiaries, is not engaged in any joint venture or partnership with any other Person, and is not an Affiliate of any other Person. (For purposes of this Section 4.01(h), the Servicer shall not be considered an Affiliate of the Borrower solely because of the services rendered by the Servicer pursuant to the Servicing Agreements.) Set forth on Schedule 4.01(h) is a description of Borrower's capital structure. All outstanding Debt of the Borrower as of the Closing Date is described in Section 5.03(g).

                  (i) Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by the Borrower have been filed with the appropriate Governmental Authority and all charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding charges or other amounts being contested in accordance with Section 5.01(e). Proper and accurate amounts have been withheld by the Borrower from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 4.01(i) sets forth as of the Closing Date (i) those taxable years for which the Borrower's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and (ii) any assessments or threatened assessments in connection with any such audit or otherwise currently outstanding.

Except as described on Schedule 4.01(i), the Borrower has not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges. The Borrower is not liable for any charges under any agreement (including any tax sharing agreements). As of the Closing Date, the Borrower has not agreed or been requested to make any adjustment under IRC
Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material Adverse Effect.

                  (j) Full Disclosure. No information contained in this Loan Agreement, any Borrowing Base Certificate or any of the other Related Documents, or any written statement furnished by or on behalf of the Borrower to either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent pursuant to the terms of this Loan Agreement or any of the other Related Documents contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                  (k) ERISA. The Borrower is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the PBGC under ERISA. Schedule 4.01(k) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to the Lender Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. Neither the Borrower nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither the Borrower nor any ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject the Borrower or any ERISA
Affiliate to a material tax on prohibited transactions imposed by Section 4975 of the IRC. Except as set forth in Schedule 4.01(k): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in
Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of the Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) neither the Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of the Borrower or any ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency

                  (l) Brokers. No broker or finder acting on behalf of the Borrower was employed or utilized in connection with this Loan Agreement or the other Related Documents or the transactions contemplated hereby or thereby and the Borrower has no obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

                  (m) Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security," as such terms are defined in Regulations G or U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). The Borrower owns no Margin Stock, and no portion of the proceeds of any Revolving Credit Advance hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a "purpose credit" within the meaning of Regulations G, T, U or X of the Federal Reserve Board. The Borrower will not take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

                  (n) Nonapplicability of Bulk Sales Laws. No transaction contemplated by this Loan Agreement or any of the Related Documents requires compliance with any bulk sales act or similar law.

                  (o) Securities Act Exemption. The making of each Revolving Credit Advance under this Loan Agreement will be exempt from the registration requirements of Section 5 of the Securities Act.

                  (p) Investment Company Act. The Borrower is registered under the Investment Company Act as a diversified, closed-end management investment company and is in compliance in all material respects with all applicable provisions of the Investment Company Act and the rules and regulations promulgated thereunder. The making of the Revolving Loans by each of the Lenders hereunder, the application of the proceeds thereof and the consummation of the transactions contemplated by this Loan Agreement and the other Related Documents will not violate in any material respect any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission. The Borrower is in compliance with the Investment and Valuation Policies. The Servicer is registered as an "investment adviser" under the Investment Advisers Act of 1940, as amended, and is the Investment Advisor appointed pursuant to the Investment Management Agreement.

                  (q) Deposit and Securities Accounts. The Borrower does not maintain any deposit or other bank accounts or securities accounts as of the Closing Date other than the Deposit Accounts and the Securities Accounts set forth on Schedule 4.01(q). The Borrower holds all of its financial assets in the Securities Accounts in accordance with Section 17(f) of the Investment Company Act.

                  (r) Eligible Assets.

                      (i) Eligibility. Each interest in a Trust Investment designated as an Eligible Asset in each Borrowing Base Certificate constitutes an Eligible Asset as of the date of such Borrowing Base Certificate.

                      (ii) No Material Adverse Effect. The Borrower has no knowledge of any fact (including any defaults by the Obligor thereunder or on any other Trust Investment) that would cause it or should have caused it to expect that any payments on each Trust Investment designated as an Eligible Asset in any Borrowing Base Certificate will not be paid in full when due or to expect any other Material Adverse Effect.

                      (iii) Nonavoidability of Transfers. The Borrower shall have purchased each interest in or assignment of a Trust Investment for cash consideration and in an amount that constitutes fair consideration and reasonably equivalent value therefor and not on account of an antecedent debt owed to the Borrower, and no such purchase is or may be avoidable or subject to avoidance under any bankruptcy laws, rules or regulations.

                  (s) Representations and Warranties in Other Related Documents. Each of the representations and warranties of the Borrower contained in the Related Documents (other than this Loan Agreement) is true and correct in all respects and the Borrower hereby makes each such representation and warranty to, and for the benefit of, each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent as if the same were set forth in full herein.

                  (t) Nonconsolidation. The Borrower is operated in such a manner that the separate existence of the Borrower and each member of the Servicer Group would not be disregarded in the event of the bankruptcy or insolvency of any member of the Servicer Group and, without limiting the generality of the foregoing:

                      (i) the Borrower is a limited purpose Massachusetts business trust whose activities are restricted in the Trust Documents, in the Prospectus, and in the Investment and Valuation Policies to those activities expressly permitted therein and hereunder and under the other Related Documents, and the Borrower has not engaged, and does not presently engage, in any activity other than those activities expressly permitted hereunder, in the Prospectus, and under the other Related Documents;

                      (ii) the Borrower maintains records and books of account separate from that of each member of the Servicer Group, holds regular trustee meetings and otherwise observes trust formalities;

                      (iii) the financial statements and books and records of the Borrower and each member of the Servicer Group reflect the separate existence of the Borrower;

                      (iv) (A) the Borrower maintains its assets separately from the assets of each member of the Servicer Group (including through the maintenance of separate bank accounts and except for any Records to the extent necessary to assist the Servicer in connection with the servicing of the Trust Investments), (B) the Borrower's funds (including all money, checks and other cash proceeds) and assets, and records relating thereto, have not been and are not commingled with those of any member of the Servicer Group and (C) the separate creditors of the Borrower will be entitled to be satisfied out of the Borrower's assets prior to any value in the Borrower becoming available to the Borrower's Stockholders (other than pursuant to tenders conducted in accordance with Section 23(c)(2) of the Investment Company Act);

                      (v) except as otherwise expressly permitted hereunder, under the other Related Documents, under the Servicing Agreements and under the Borrower's organizational documents, no member of the Servicer Group (A) pays the Borrower's expenses (other than by reason of a waiver of the fees to which the member is entitled), (B) guarantees the Borrower's obligations, or (C) advances funds on other than a short-term basis to the Borrower for the payment of expenses or otherwise;

                      (vi) all business correspondence and other communications of the Borrower are conducted by the Servicer or another member of the Servicer Group on behalf of the Borrower separate and apart from any other investment company or other Person for which the Servicer (or other member of the Servicer Group) acts as servicer or investment adviser;

                      (vii) the Borrower does not act as agent for any member of the Servicer Group, but instead presents itself to the public as a trust separate from each such member and engaged in the business of investing in accordance with its Prospectus and the Investment and Valuation Policies;

                      (viii) the Borrower maintains at least two independent directors each of whom is not an "interested person" (as that term is defined in Section 2(a)(19) of the Investment Company Act) of the Borrower or the Servicer; and

                      (ix) the Trust Documents  require the Borrower to maintain
         (A) correct and complete books and records of account and (B) minutes of the meetings and other proceedings of its Stockholders and board of trustees.

         (u) Year 2000 Compliance. Borrower has taken reasonable steps to insure that each of the Custodians will have eliminated all Year 2000 Problems by February 28, 1999, except where the failure to correct the same could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

         (v) Compelling Business Reason. Borrower has determined that the credit facilities extended under this Loan Agreement and the terms hereof are a compelling business reason for granting a security interest in the Borrower Collateral.

                  Section 4.02. Representations and Warranties of the Servicer. To induce each of the Lenders to make Revolving Credit Advances and each of the Lender Agent, the Operating Agent and the Collateral Agent to take any action required to be performed by it hereunder, the Servicer represents and warrants to each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent, which representation and warranty shall survive the execution and delivery of this Loan Agreement, that each of the representations and warranties of the Servicer contained in any Related Document is true and correct, and the Servicer hereby makes each such representation and warranty to, and for the benefit of, each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent as if the same were set forth in full herein.

                                   ARTICLE V.

                        GENERAL COVENANTS OF THE BORROWER

                  Section 5.01. Affirmative Covenants of the Borrower. The Borrower covenants and agrees that from and after the Closing Date and until the Termination Date:

                  (a) Compliance with Agreements and Applicable Laws. The Borrower shall perform each of its obligations under this Loan Agreement and the other Related Documents and comply in all material respects with all federal, state and local laws and regulations applicable to it and the Borrower Collateral, including those relating to truth in lending, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Borrower shall comply with the Investment and Valuation Policies with respect to each Trust Investment and the Collateral Documentation therefor.

                  (b) Maintenance of Existence and Conduct of Business. The Borrower shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its trust existence and its rights and franchises;
(ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of the Trust Documents and Section 4.01(t); (iii) comply with its Investment and Valuation Policies, and (iv) transact business only in such names as are set forth in
Schedule 5.01(b).

                  (c) Cash Management Systems. On or prior to the Closing Date, the Borrower will establish and will maintain until the Termination Date the cash management systems described on Annex 5.01(c) (the "Cash Management Systems").

                  (d) Use of Proceeds. The Borrower shall utilize the proceeds of the Revolving Credit Advances made hereunder solely for (i) the purchase of interests in or assignments of Trust Investments, (ii) other purposes permitted by the terms of the Trust Documents and the Investment Company Act and (iii) the payment of administrative fees or Servicing Fees or expenses to the Servicer or routine administrative or operating expenses, in each case only as expressly permitted by and in accordance with the terms of this Loan Agreement and the other Related Documents.

                  (e) Payment, Performance and Discharge of Obligations.

                      (i) Subject to Section 5.01(e)(ii), the Borrower shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges payable by it, including (A) charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become past due.

                      (ii) The Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 5.01(e)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of the Borrower, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Borrower Collateral becomes subject to forfeiture or loss as a result of such contest, (D) no Lien shall be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) none of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent have advised the Borrower in writing that such Affected Party reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

                  (f) ERISA. The Borrower shall give the Lender Agent prompt written notice of any event that could result in the imposition of a Lien under
Section 412 of the IRC or Section 302 or 4068 of ERISA.

                  (g) Securities Accounts. The Borrower shall hold all of its financial assets only in the Securities Accounts, in accordance with Section 17(f) of the Investment Company Act.

                  (h) Missouri Matters. The Borrower shall, within thirty (30) days following the Closing Date, cause its counsel to deliver to the Lenders a legal opinion with respect to the perfection of security interests in the Borrower's assets located or deemed located in the State of Missouri.

                  Section 5.02.  Reporting Requirements of the Borrower.

                  (a) The Borrower hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to each of the Lenders, the Lender Agent, the Operating Agent, the Collateral Agent and, in the case of paragraphs (b)(ii) and (f) therein only, to the Rating Agencies, the financial statements, notices and other information at the times, to the Persons and in the manner set forth in Annex 5.02(a).

                  (b) The Borrower hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent the Investment Reports (including Borrowing Base Certificates) at the times, to the Persons and in the manner set forth in Annex 5.02(b).

                  Section 5.03. Negative Covenants of the Borrower. The Borrower covenants and agrees that, without the prior written consent of each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent, from and after the Closing Date until the Termination Date:

                  (a) Deposit and Securities Accounts. The Borrower shall not terminate, sell, transfer, convey, assign or otherwise dispose of, or assign any right to receive income in respect of, any of its rights with respect to any Custodial Account, either Collection Account, either Retention Account or any other deposit account in which any Collections of any Trust Investments are deposited except as otherwise expressly permitted by this Loan Agreement or any of the other Related Documents.

                  (b) Liens. The Borrower shall not create, incur, assume or permit to exist (i) any Adverse Claim on or with respect to its interests in Trust Investments or (ii) any Adverse Claim on or with respect to its other properties or assets (whether now owned or hereafter acquired) except for the Custodial Liens, the Liens set forth in Schedule 5.03(b) and other Permitted
Encumbrances. In addition, the Borrower shall not become a party to any agreement, note, indenture or instrument or take any other action that would prohibit the creation of a Lien on any of its properties or other assets in favor of either of the Lenders as additional collateral for the Borrower Obligations, except as otherwise expressly permitted by this Loan Agreement or any of the other Related Documents or by the Credit Facility.

                  (c) Modifications of Trust Investments or Collateral Documentation; Investment and Valuation Policies. The Borrower shall extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Trust Investments or amend, modify or waive any term or condition of any Collateral Documentation related thereto only in accordance with the Investment and Valuation Policies. The Borrower shall not amend, waive or modify any term of the Investment and Valuation Policies without the prior written consent of the Lender Agent, provided that consent to any change in valuation policies which satisfies the Rating Agency Condition shall not be unreasonably withheld.

                  (d) Capital Structure and Business. The Borrower shall not (i) make any changes in any of its business objectives, purposes or operations that could have or result in a Material Adverse Effect, (ii) make any change in its capital structure as described on Schedule 4.01(h), including (A) the issuance of any shares of any class or series ranking senior to its shares of beneficial interest outstanding on the date hereof with respect to the payment of dividends or the distribution of assets, (B) the reclassification of any authorized shares of the Borrower into any shares ranking senior to such shares of beneficial interest with respect to the payment of dividends or the distribution of assets, or (C) the creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares ranking senior to such shares of beneficial interest with respect to the payment of dividends or the distribution of assets or (iii) amend the Trust Documents in a manner which could adversely affect the rights, interests or obligations of either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent. The Borrower shall not engage in any business other than the businesses currently engaged in by it and shall not convert from a closed-end investment company to an open-end investment company.

                  (e) Mergers, Subsidiaries, Etc. The Borrower shall not directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or capital Stock of, or otherwise combine with or acquire, any Person.

                  (f) Restricted Payments. The Borrower shall not make any Restricted Payments; provided that so long as a Default or an Event of Default shall not have occurred and be continuing and would not occur as a result thereof, the Borrower (i) may make Restricted Payments described in clause (b) of the definition thereof to the extent required by the Servicing Agreements and
(ii) may make Restricted Payments described in clause (a) of the definition thereof (other than in connection with tenders or other redemptions of shares of beneficial interest described in Section 23(c) of the Investment Company Act) in accordance with its policy to allocate investment income and capital gains as set forth in the Investment and Valuation Policies and make distributions to the extent necessary to retain its qualification as a regulated investment company under Subchapter M of the IRC, and in order not to be subject to federal income tax or the federal excise tax imposed on certain undistributed income.

                  (g) Indebtedness. The Borrower shall not create, incur, assume or permit to exist any Debt, except (i) the Borrower Obligations, (ii) Debt under the Credit Facility, provided that the Credit Facility shall not contain any restrictions on the terms of this Loan Agreement and the Related Documents,
(iii) deferred taxes, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (v) indorser liability in connection with the indorsement of negotiable instruments for deposit or collection in the ordinary course of business and (vi) obligations to Persons who provide services to the Borrower in the ordinary course of its business as an investment company and similar trade obligations incurred in the ordinary course of business.

                  (h) Investments. The Borrower shall not make any investment in, or make or accrue loans or advances of money to, any Person, including any Stockholder, director, officer or employee of the Borrower, through the direct or indirect lending of money, holding of securities or otherwise, except investments in Trust Investments and Permitted Investments in accordance with its Investment and Valuation Policies.

                  (i) Commingling. The Borrower shall not deposit or permit the deposit of any funds that do not constitute Collections of Trust Investments, other Borrower Collateral or proceeds from the offering of the Borrower's securities into any Deposit Account or Securities Account.

                  (j) ERISA. The Borrower shall not, and shall not cause or permit any of its ERISA Affiliates to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

                  (k) Investment Company Act Asset Coverage. The Borrower shall not declare any dividend or any other distribution upon its shares of beneficial interest or repurchase such shares unless in every such case the Borrower's "senior securities representing indebtedness" (as defined in Section 18 of the Investment Company Act) have at the time of such declaration or purchase, as the case may be, "asset coverage" (as defined in and determined pursuant to Section 18 of the Investment Company Act) of at least 300% (or such other percentage as may in the future be specified in Section 18 of Investment Company Act as the minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of paying dividends on common stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

                  (l) Portfolio Diversification. The Borrower shall not permit the number of industries (using the categories provided by Moody's) in which Obligors, with respect to Eligible Assets, do business to be fewer than ten.

                  (m) Custodial Overadvances. The Borrower shall not permit intraday overadvances provided by either Custodian (together with related overdraft charges) to exceed the sum of (i) 10% of Total Assets and (ii) amounts available for borrowing on that day under the Credit Facility. The Borrower shall not permit overnight overadvances provided by either Custodian (together with related overdraft charges) to exceed 5% of Total Assets.

                                   ARTICLE VI.

                               SERVICER PROVISIONS

                  Section 6.01. Appointment of the Servicer. Each of the Borrower and the Lenders hereby appoints the Servicer as its agent to service the Borrower Collateral and enforce its rights and interests in and under each Trust Investment and Collateral Documentation therefor and each other item of Borrower Collateral and to serve in such capacity until the termination of its responsibilities pursuant to Sections 8.02 or 10.01. In connection therewith, the Servicer hereby accepts such appointment and agrees to perform the duties and obligations set forth herein. The Servicer may, with the prior written consent of each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent, subcontract with a Sub-Servicer for the collection, servicing or administration of the Borrower Collateral; provided, that (a) the Servicer shall remain liable for the performance of the duties and obligations of the Sub-Servicer pursuant to the terms hereof and (b) any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Borrower Collateral involving a Sub-Servicer shall be consistent with the requirements of this Loan Agreement and shall be deemed to be between the
Sub-Servicer and the Servicer alone, and the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the Sub-Servicer. Until the Servicer's responsibilities are terminated or the Servicer resigns pursuant to Section 8.02 or 10.01 of this Loan Agreement, the Servicer shall also serve as Investment Advisor to the Borrower pursuant to the Investment Management Agreement. Each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent acknowledge that the Administrator, which is an Affiliate of the Servicer, has been appointed as a Sub-Servicer pursuant to the Administration Agreement.

                  Section 6.02. Duties and Responsibilities of the Servicer. Subject to the provisions of this Loan Agreement, the Servicer shall conduct or supervise the servicing, administration and collection of the Borrower Collateral and shall take, or cause to be taken, all actions that (i) may be necessary or advisable to service, administer and collect all amounts due to the Borrower under each Trust Investment and each other item of Borrower Collateral from time to time, (ii) the Servicer would take if the Borrower's interests in the Borrower Collateral were owned by the Servicer, and (iii) are consistent with industry practice for the servicing of such Borrower Collateral.

                  Section 6.03.  Collections on Financings.

                  (a) In the event that the Servicer is unable to determine the specific Borrower Collateral on which Collections have been received from the Obligor thereunder, the parties agree for purposes of this Loan Agreement only that such Collections shall be deemed to have been received on such financings in the order in which they were originated with respect to such Obligor. In the event that the Servicer is unable to determine the specific Borrower Collateral on which discounts, offsets or other non-cash reductions have been granted or made with respect to the Obligor thereunder, the parties agree for purposes of this Loan Agreement only that such reductions shall be deemed to have been granted or made on such Borrower Collateral (i) prior to the occurrence of an Event of Default, as determined by the Servicer and (ii) from and after the occurrence of an Event of Default, in the reverse order in which they were originated with respect to such Obligor.

                  (b) If the Servicer determines that amounts unrelated to the Borrower Collateral (the "Unrelated Amounts") have been deposited in a Deposit Account or Collection Account, then the Servicer shall provide written evidence thereof to each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent no later than the first Business Day following the day on which the Servicer had actual knowledge thereof, which evidence shall be provided in writing and shall be otherwise satisfactory to each such Affected Party. Upon receipt of any such notice, the applicable Agents shall segregate the Unrelated Amounts in the Collection Accounts and the same shall not be deemed to constitute Collections on Borrower Collateral and shall not be subject to the provisions of Section 2.07.

                  Section 6.04. Authorization of the Servicer. Each of the Borrower and each of the Lenders hereby authorizes the Servicer to take any and all reasonable steps in the name of the Borrower and on its behalf necessary or desirable and not inconsistent with the pledge of the Borrower Collateral by the Borrower to each of the Lenders hereunder and the subsequent pledge thereof by Edison to the Collateral Agent pursuant to the Collateral Agent Agreement, in the determination of the Servicer, to (a) collect or supervise the collection of all amounts due under any Borrower Collateral and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to any such Trust Investment and (b) after any Trust Investment becomes a Defaulted Financing and to the extent permitted under and in compliance with applicable law and regulations, assist the Borrower in commencing proceedings with respect to the enforcement of payment of any such Trust Investment and the Collateral Documentation therefor and assist the Borrower in adjusting, settling or compromising any payments due thereunder. The Borrower and the Lenders shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent to collect all amounts due to the Borrower under or in connection with the Borrower Collateral and to assist the Servicer in the discharge of its duties hereunder and under the other Related Documents. Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of a Default or an Event of Default, each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is PAII or otherwise), at the Borrower's expense, to commence or settle any legal action to enforce collection of all amounts due to the Borrower under or in connection with any Trust Investment or to foreclose upon, repossess or take any other action that the Lender Agent, the Operating Agent or the Collateral Agent deems necessary or advisable with respect thereto. In no event shall the Servicer be entitled to make any Affected Party a party to any Litigation without such Affected Party's express prior written consent.

                  Section 6.05. Servicing Fees. As compensation for its servicing activities and as reimbursement for its reasonable expenses in connection therewith, the parties hereto agree that the Servicer shall be entitled to receive the fees provided for in the Investment Management Agreement for so long as the Investment Management Agreement is in effect and shall not be entitled to receive any other compensation. The Servicer shall be required to pay for all expenses incurred by it in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment therefor other than the Servicing Fees.

                  Section  6.06.   Covenants  of  the  Servicer.   The  Servicer
covenants and agrees that from and after the Closing Date and until the Termination Date:

                  (a) Ownership of Borrower Collateral. The Servicer shall, and shall cause the Custodians to, identify the Borrower Collateral clearly and unambiguously in its Servicing Records to reflect that such Borrower Collateral has been pledged pursuant to this Loan Agreement.

                  (b) Compliance with Investment and Valuation Policies. The Servicer shall comply in all material respects with the Investment and Valuation Policies with respect to each Trust Investment and the Collateral Documentation therefor and all other Borrower Collateral. The Servicer shall not amend, waive or modify any term of the Investment and Valuation Policies without the prior written consent of the Lender Agent, provided that consent to any change in valuation policies which satisfies the Rating Agency Condition shall not be unreasonably withheld.

                  (c) Covenants in Other Related Documents. The Servicer shall, and shall cause the Servicer Group to, perform, keep and observe all covenants applicable to any of them under

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
the Related Documents and the Servicing Agreements, and the Servicer hereby agrees to be bound by such covenants (to the extent applicable to it) in its capacity as the Servicer hereunder for the benefit of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent as if the same were set forth in full herein.

                  Section 6.07. Reporting Requirements of the Servicer. The Servicer hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent the financial statements, notices and other information at the times, to the Persons and in the manner set forth in Annex 6.07.

                  Section 6.08. Amendments to Servicing Agreements. The Servicer and the Borrower hereby agree that, from and after the Closing Date and until the Termination Date and except with the prior written consent of each of the Lenders and the Lender Agent, the Servicing Agreements shall not be terminated, amended, modified or supplemented in any respect which may adversely affect (a) the rights and obligations of each of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent or (b) the ability of the Borrower and the Servicer to perform their respective obligations under this Loan Agreement and the other Related Documents.

                                  ARTICLE VII.

                           GRANT OF SECURITY INTERESTS

                  Section 7.01. Borrower's Grant of Security Interest. To secure the prompt and complete payment, performance and observance of all Borrower Obligations, and to induce each of the Lenders to enter into this Loan Agreement and perform the obligations required to be performed by it hereunder in accordance with the terms and conditions thereof, the Borrower hereby grants, assigns, conveys, pledges, hypothecates and transfers to each of the Lenders a Lien upon all of its right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, the Borrower (including under any trade names, styles or derivations of the Borrower), and regardless of where located (all of which being hereinafter collectively referred to as the "Borrower Collateral"):

                  (a) all Accounts;

                  (b) all Chattel Paper;

                  (c) all Contracts;

                  (d) all Documents;

                  (e) all Equipment;

                  (f) all Fixtures;

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
                  (g) all General Intangibles;

                  (h) all goods;

                  (i) all Instruments;

                  (j) all Inventory;

                  (k) all Investment Property;

                  (l) all Deposit Accounts, Securities Accounts and other deposit and bank accounts and all deposits therein;

                  (m) all money, cash or cash equivalents of the Borrower; and

                  (n) to the extent not otherwise included, all proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

                  Section 7.02. Consent to Assignment. Each of the Borrower and the Servicer acknowledges and consents to the grant by Edison to the Collateral Agent pursuant to the Collateral Agent Agreement of a Lien upon all of Edison's right, title and interest in, to and under the Borrower Collateral and acknowledges the rights of the Collateral Agent thereunder and the covenants made by Edison in favor of the Collateral Agent set forth therein, and further acknowledges and consents that, upon the occurrence and during the continuance of a Default or an Event of Default, the Collateral Agent shall be entitled to all the rights and remedies of Edison thereunder. In addition, each of the Borrower and the Servicer hereby authorizes the Collateral Agent to rely on the representations and warranties made by it in the Borrower Pledged Agreements to which it is a party and in any other certificates or documents furnished by it to any party in connection therewith.

                  Section 7.03.  Delivery of  Collateral.  All  certificates  or instruments representing or evidencing the Borrower Collateral shall be delivered to and held by or on behalf of the Custodians under the terms of the Custody Agreement and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender Agent. The Lender Agent shall have the right, at any time in its discretion following the occurrence and during the continuation of an Event of Default and without notice to the Borrower or the Lenders, to transfer to or to register in the name of the Lender Agent or any of its nominees any or all of the Borrower Collateral. In addition, the Lender Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Borrower Collateral for certificates or instruments of smaller or larger denominations.

                  Section 7.04.  Borrower Remains Liable. It is expressly agreed by the Borrower that, anything herein to the contrary notwithstanding, the Borrower shall remain liable under any and all of the Trust Investments, the Collateral Documentation therefor, the Borrower Pledged Agreements and any other agreements constituting the Borrower Collateral to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Lenders, the Lender Agent, the Operating Agent, the Collateral Agent and the other Edison Secured Parties shall not have any obligation or liability under any such Trust Investments, Collateral Documentation or agreements by reason of or arising out of this Loan Agreement or the Collateral Agent Agreement or the granting herein or therein of a Lien thereon or the receipt by either of the Lenders, the Lender Agent, the Collateral Agent or any Edison Secured Party of any payment relating thereto pursuant hereto or thereto. The exercise by either of the Lenders, the Lender Agent or the Collateral Agent of any of its respective rights under this Loan Agreement or the Collateral Agent Agreement shall not release the Borrower or the Servicer from any of their respective duties or obligations under any such Trust Investments, Collateral Documentation or agreements. None of the Lenders, the Lender Agent, the Operating Agent, the Collateral Agent or any of the Edison Secured Parties shall be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower or any Service Provider under or pursuant to any such Trust Investment, Collateral Documentation or agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Trust Investment, Collateral Documentation or agreement, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

                  Section 7.05. Covenants of the Borrower and the Servicer Regarding the Borrower Collateral.

                  (a) Offices and Records. The Borrower shall maintain its principal place of business and chief executive office and the office at which it stores its Records at the location specified in Schedule 4.01(b) or, upon 30 days' prior written notice to each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent, at such other location in a jurisdiction where all action requested by each of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent pursuant to Section 12.15 shall have been taken with respect to the Borrower Collateral. The Borrower and the Servicer shall, at the Borrower's own cost and expense (except to the extent that such expense is borne by the Administrator pursuant to the Administration Agreement), maintain adequate and complete records of the Trust Investments and the Borrower Collateral, including records of any and all payments received, credits granted with respect thereto and all other dealings therewith. Upon the request of either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent, the Borrower and the appropriate Service Provider shall mark conspicuously with a legend, in form and substance satisfactory to the Lender Agent, its books and records, computer tapes, computer disks and credit files pertaining to the Borrower Collateral, and its file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence this Loan Agreement and the assignment and Liens granted pursuant to this Article
VII. Upon the occurrence and during the continuance of an Event of Default, the Borrower and the Servicer shall, and shall cause the other Service Providers to, deliver and turn over such books and records to the Lender Agent or its representatives (including, without limitation, the Custodians) at any time on demand of the Lender Agent. Prior to the occurrence of an Event of Default and upon notice from the Lender Agent, the Borrower and the Servicer shall, and shall cause the other Service Providers to, permit any representative of the Lender Agent, the Operating Agent or the Collateral Agent to inspect such books and records and shall provide photocopies thereof to the Lender Agent, the Operating Agent and the Collateral Agent as more specifically set forth in Section 7.05(b).

                  (b) Access. The Borrower and the Servicer shall, during normal business hours, from time to time upon one Business Day's prior notice as frequently as the Lender Agent, the Operating Agent or the Collateral Agent reasonably determines to be appropriate: (i) provide each of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent and any of their respective officers, employees and agents access to its properties (including properties utilized in connection with the collection, processing or servicing of the Trust Investments), facilities, advisors and employees (including officers) and to the Borrower Collateral, (ii) permit each of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent and any of their respective officers, employees and agents to inspect, audit and make extracts from its books and records, including all Records, (iii) permit each of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent and their respective officers, employees and agents to inspect, review and evaluate the Trust Investments and the Borrower Collateral and (iv) permit each of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent and their respective officers, employees and agents to discuss matters relating to the Trust Investments or its performance under this Loan Agreement or the other Related Documents or its affairs, finances and accounts with any of its officers, directors, employees, representatives or agents (in each case, with those persons having knowledge of such matters) and with its independent certified public accountants. If (A) a Default or an Event of Default shall have occurred and be continuing or (B) the Lender Agent, in good faith, believes that a Default or an Event of Default is imminent or deems either of the Lender's rights or interests in the Trust Investments, the Borrower Pledged Agreements or any other Borrower Collateral insecure, then the Borrower and the Servicer shall provide such access at all times and without advance notice and provide each of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent with access to the Borrower's suppliers and customers. The Borrower and the Servicer shall make available to the Lender Agent, the Operating Agent or the Collateral Agent and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records, that the Lender Agent, the Operating Agent or the Collateral Agent may request. The Borrower and the Servicer shall deliver any document or instrument necessary for the Lender Agent, the Operating Agent or the Collateral Agent, as they may from time to time request, to obtain records from any service bureau or other Person that maintains records for the Borrower or the Servicer, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by the Borrower or the Servicer.

                  (c) Communication with Accountants. The Borrower and the Servicer authorize each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent, upon at least two Business Days' prior notice (unless a Default or Event of Default shall have occurred and be continuing, in which case, no notice shall be required), to communicate directly with its independent certified public accountants and authorizes and shall instruct those accountants and advisors to disclose and make available to each of the Lenders, the Lender Agent, the Operating

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
Agent and the Collateral Agent any and all financial statements and other supporting financial documents, schedules and information relating to the Borrower or the Servicer (including copies of any issued management letters) with respect to its business, financial condition and other affairs.

                  (d) Collection of Trust Investments. Except as otherwise provided in this Section 7.05(d), the Borrower shall continue to collect or cause to be collected, at its sole cost and expense, all amounts due or to become due to the Borrower under the Trust Investments, the Borrower Pledged Agreements and any other Borrower Collateral. In connection therewith, the Borrower shall take such action as it and, from and after the occurrence and during the continuance of an Event of Default, the Lender Agent, may deem necessary or desirable to enforce collection of the Trust Investments, the Borrower Pledged Agreements and the other Borrower Collateral; provided, that the Borrower may, rather than commencing any such action or taking any other enforcement action, at its option, elect to pay to the Lenders the Outstanding Balance of any such Trust Investment; provided further, that if (i) an Event of Default shall have occurred and be continuing or (ii) the Lender Agent, in good faith, believes that a Default or an Event of Default is imminent or deems the Lenders' rights or interests in the Trust Investments, the Borrower Pledged Agreements or any other Borrower Collateral insecure and has so notified the Borrower and the Servicer at least fifteen days prior to the taking of any action or giving of further notice pursuant to this proviso, then the Lender Agent may, without prior notice to the Borrower or the Servicer (and subject to any applicable requirements in the Collateral Documentation for consent from the Obligor and or the Transaction Agent, other than as specified in clause (ii)), notify any Obligor under any Trust Investment or obligors under the Borrower Pledged Agreements of the pledge of such Trust Investments or Borrower Pledged Agreements, as the case may be, to the Lenders hereunder and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Lender Agent or any servicer, collection agent or lockbox or other account designated by the Lender Agent and, upon such notification and at the sole cost and expense of the Borrower, the Lender Agent may enforce collection of any such Trust Investment or the Borrower Pledged Agreements and adjust, settle or compromise the amount or payment thereof.

                  (e) Performance of Borrower Pledged Agreements. The Borrower and the Servicer shall (i) perform and observe all the terms and provisions of the Borrower Pledged Agreements to be performed or observed by it, maintain the Borrower Pledged Agreements in full force and effect, enforce the Borrower Pledged Agreements in accordance with their terms and take all action as may from time to time be requested by the Lender Agent in order to accomplish the foregoing, and (ii) upon the request of and as directed by the Lender Agent, the Operating Agent or the Collateral Agent, make such demands and requests to any other party to the Borrower Pledged Agreements as are permitted to be made by the Borrower or the Servicer thereunder.

                                  ARTICLE VIII.

                EVENTS OF DEFAULT; EVENTS OF SERVICER TERMINATION

                  Section 8.01. Events of Default. If any of the following events (each, an "Event of Default") shall occur (regardless of the reason therefor):

                  (a) the Borrower shall (i) fail to make any payment of any Borrower Obligation when due and payable and the same shall remain unremedied for one Business Day or more, (ii) fail or neglect to perform, keep or observe any other provision of this Loan Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this Section 8.01) and the same shall remain unremedied for five Business Days or more after written notice thereof shall have been given by the Lender Agent, the Operating Agent or the Collateral Agent to the Borrower, or (iii) fail or neglect to perform, keep or observe Section 5.03(m) and the same shall remain unremedied for one Business Day or more;

                  (b) a default or breach shall occur under any other agreement, document or instrument to which the Investment Advisor, the Administrator, the Borrower or the Servicer is a party or by which any such Person or its property is bound that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Debt (other than the Borrower Obligations) of any such Person which is in excess of $1,000,000 in the aggregate, or (ii) causes, or permits any holder of such Debt or a trustee or agent to cause, Debt or a portion thereof which is in excess of $1,000,000 in the aggregate, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such right is exercised, by such holder, trustee or agent;

                  (c) a case or proceeding shall have been commenced against any Service Provider or the Borrower seeking a decree or order in respect of any such Person (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, or
(iii) ordering the winding-up or liquidation of the affairs of any such Person;

                  (d) the Borrower or any Service Provider shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate or trustee (as the case may be) action in furtherance of any of the foregoing;

                  (e) the Borrower or any Service Provider admits in writing its inability to, or is generally unable to, pay its Debts as such Debts become due; or the aggregate outstanding amount of the liabilities of the Borrower or any Service Provider shall exceed the fair market value of its assets;

                  (f) a final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate at any time outstanding shall be rendered against the Borrower or any member of the Servicer Group and the same shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay;

                  (g) any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect or any representation or warranty of any Service Provider or the Borrower herein or in any other Related Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered by any Service Provider or the Borrower to any Affected Party hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made;

                  (h) any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien with regard to any assets of any Service Provider (other than a Lien (i) limited by its terms to assets other than interests in Trust Investments and (ii) not materially adversely affecting the financial condition of the Service Provider or its ability to perform its obligations under the Related Documents and the Servicing Agreements);

                  (i) any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien with regard to any assets of the Borrower with an aggregate value in excess of $1,000,000;

                  (j) the Lender Agent, the Operating Agent or the Collateral Agent shall have determined that any event or condition that has had or could reasonably be expected to have or result in a Material Adverse Effect has occurred;

                  (k) this Loan Agreement shall for any reason cease to evidence the first priority perfected security interest of the Lenders and the Edison Secured Parties in the Borrower Collateral, subject only to Permitted Encumbrances;

                  (l) except as otherwise expressly provided herein, any Servicing Agreement shall have been modified, amended or terminated without the prior written consent of each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent;

                  (m) an Event of Servicer Termination shall have occurred;

                  (n) the Control Agreement or the Custody Agreement shall cease to be in full force or effect, or any Custodian shall repudiate the terms of the Control Agreement or the Custody Agreement or any portion thereof, and there shall not be in effect at that time one or more Control Agreements or Custody Agreements (as the case may be) which have been approved in writing by the Lenders and the Lender Agent and which govern the Borrower

Collateral previously subject to the Control Agreement or Custody Agreement which has ceased to be in effect or which has been repudiated;

                  (o) the Servicer or any Custodian shall resign or shall be replaced by the Borrower prior to the time at which a Person approved in writing by the Lenders and the Lender Agent has accepted its appointment as replacement Servicer or Custodian (as the case may be) in accordance with the terms of this Loan Agreement and the Related Documents;

                  (p) the aggregate Outstanding Balance of Defaulted Financings plus Trust Investments as to which the Outstanding Balance has been reduced by reason of any revaluation, write-off, setoff or counterclaim shall exceed 15% of the aggregate Outstanding Balance of all Trust Investments;

                  (q) the Borrower shall, without the express prior written consent of each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent, amend the Trust Documents in a manner which could adversely affect the rights, interests or obligations of either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent;

                  (r) a default or breach shall occur under the Credit Facility, and such default or breach (i) involves the failure to make any payment when due in respect of the Credit Facility or (ii) causes, or permits the Credit Facility Agent or any Credit Facility Lender to cause, Debt, under or with respect to the Credit Facility, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such right is exercised;

                  (s) as of the last Business Day of each of 24 consecutive calendar months, "asset coverage" (as defined in and determined pursuant to Section 18 of the Investment Company Act) shall have been less than 100%; or

                  (t) Custodial Overadvances exceed $15,000,000 for any fifteen consecutive Business Days;

then, and in any such event, the Lender Agent shall, at the request of, or may, with the consent of, either of the Lenders or the Collateral Agent, by notice to the Borrower, declare the Facility Termination Date to have occurred without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that the Facility Termination Date shall automatically occur (i) upon the occurrence of any of the Events of Default described in Sections 8.01(c), (d), (e), (n) or (o) or (ii) four days after the occurrence of the Event of Default described in Section 8.01(a)(i) if the same shall not have been remedied by such time, in each case without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                  Section 8.02. Events of Servicer Termination. If any of the following events (each, an "Event of Servicer Termination") shall occur (regardless of the reason therefor):

                  (a) the Servicer shall fail or neglect to perform, keep or observe any material provision of this Loan Agreement or the other Related Documents or the Servicing Agreements (whether in its capacity as the Servicer or in any other capacity as a Service Provider) and the same shall remain unremedied for five Business Days or more after written notice thereof shall have been given by either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent to the Servicer;

                  (b) any representation or warranty of the Servicer herein or in any other Related Document or Servicing Agreement or in any written statement, report, financial statement or certificate made or delivered by the Servicer to either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made;

                  (c) the Lender Agent, the Operating Agent or the Collateral Agent shall have determined that any event or condition that materially adversely affects the ability of the Servicer to collect the Trust Investments or to otherwise perform hereunder has occurred;

                  (d) an Event of Default shall have occurred or this Loan Agreement shall have been terminated;

                  (e) a deterioration has taken place in the quality of servicing of Trust Investments or other Borrower Collateral serviced by the Servicer that either the Lender Agent, the Operating Agent or the Collateral Agent, each in its reasonable discretion, determines to be material, and such material deterioration has not been eliminated within 30 days after written notice thereof shall have been given by the Lender Agent, the Operating Agent or the Collateral Agent to the Servicer;

                  (f) the Servicer shall assign or purport to assign any of its obligations hereunder or under any other Related Document or the Servicing Agreements without the prior written consent of the Lender Agent, the Operating Agent and the Collateral Agent;

                  (g) a Change of Control or Change of Management shall have occurred; or

                  (h) the Borrower's board of trustees shall have determined that it is in the best interests of the Borrower to terminate the duties of the Servicer hereunder and shall have given the Servicer, each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent written notice thereof;

then, and in any such event, the Lender Agent shall, at the request of, or may, with the consent of, either of the Lenders or the Collateral Agent, by delivery of a Servicer Termination Notice to the Borrower and the Servicer, require the Borrower to use all reasonable efforts, and thereupon the Borrower shall use all reasonable efforts, to terminate the servicing responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer, provided that (i) such termination is not inconsistent with the fiduciary obligations of the trustees of the Borrower and
(ii) upon such termination, the Servicer shall also cease to serve in any capacity as a Service Provider. Upon the delivery of any such notice and termination of the Servicer's servicing responsibilities, all authority and power of the Servicer under this Agreement and the Servicing Agreements shall pass to and be vested in the Successor Servicer acting pursuant to Section 10.02; provided, that notwithstanding anything to the contrary herein, the Servicer agrees to continue to follow the procedures set forth in
Section 6.02 with respect to Collections on the Trust Investments until a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02.

                  Section 8.03. Commitment Termination Events. If any of the following events (each, a "Commitment Termination Event") shall occur:

                  (a) the Operating Agent shall have determined that the funding of Revolving Credit Advances hereunder is impracticable for any reason whatsoever, including as a result of (i) a drop in or withdrawal of any of the ratings assigned to the Commercial Paper, (ii) the imposition of Additional Amounts, (iii) restrictions on the amount of Trust Investments either of the Lenders may finance or (iv) the inability of Edison to issue Commercial Paper;

                  (b) the short term debt rating of a Liquidity Lender shall have been withdrawn or downgraded by a Rating Agency and such Liquidity Lender shall not have been replaced in accordance with the terms of the Liquidity Loan Agreement within 30 days thereafter;

                  (c) a Borrower LOC Draw shall have occurred;

                  (d) the obligations of any or all of the Liquidity Lenders to make Liquidity Loans under the Liquidity Loan Agreement shall have terminated and not otherwise been replaced; or

                  (e) an event of default under the Collateral Agent Agreement or any other Program Document shall have occurred;

then, and in any such event, the Operating Agent shall, at the request of, or may, with the consent of, either of the Lenders or the Collateral Agent, by notice to the Borrower, declare the Commitment Termination Date to have occurred without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that the Commitment Termination Date shall automatically occur upon the occurrence of any of the Commitment Termination Events described in Section 8.03(b), (c) or (d).

                                   ARTICLE IX.

                                    REMEDIES

                  Section 9.01. Actions Upon Event of Default. If any Event of Default shall have occurred and be continuing and the Lender Agent shall have declared the Facility Termination Date to have occurred or the Facility Termination Date shall be deemed to have occurred pursuant to Section 8.01, then the Lender Agent may exercise in respect of the Borrower Collateral, in addition to any and all other rights and remedies granted to it hereunder, under any other Related Document or under any other instrument or agreement securing, evidencing or relating to the Borrower Obligations or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, may take the following actions:

                  (a) The Lender Agent may (and, pursuant to the terms of the Control Agreement, may instruct the Custodians to), without notice to the Borrower except as required by law and at any time or from time to time, charge, offset or otherwise apply amounts payable to the Borrower from any Custodial Account, either Collection Account, either Retention Account or any part of such accounts in accordance with the priorities set forth in Section 2.07 against all or any part of the Borrower Obligations.

                  (b) The Lender Agent may, without notice except as specified below, solicit and accept bids for and sell the Borrower Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or any of the Lender's, Lender Agent's, Operating Agent's or Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender Agent may deem commercially reasonable. The Lender Agent shall have the right to conduct such sales on the Borrower's premises or elsewhere and shall have the right to use any of the Borrower's premises without charge for such sales at such time or times as the Lender Agent deems necessary or advisable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten Business Days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender Agent shall not be obligated to make any sale of Borrower Collateral regardless of notice of sale having been given. The Lender Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrower in and to the Borrower Collateral so sold, and shall be a perpetual bar, both at law and in equity, against any Service Provider, the Borrower, any Person claiming the Borrower Collateral sold through a Service Provider or the Borrower, and their respective successors or assigns. The Lender Agent shall deposit the net proceeds of any such sale in the Master Collection Account and such proceeds shall be disbursed in accordance with Section 2.07.

                  (c) Upon the completion of any sale under Section 9.01(b), the Borrower and the Servicer shall, and shall cause the other Service Providers to, deliver or cause to be delivered to the purchaser or purchasers at such sale on the date thereof, or within a reasonable time thereafter if it shall be impracticable to make immediate delivery, all of the Borrower Collateral sold on such date, but in any event full title and right of possession to such property shall vest in such purchaser or purchasers upon the completion of such sale. Nevertheless, if so requested by the Lender Agent or by any such Lender, the Borrower shall confirm any such sale or transfer by executing and delivering to such Lender all proper instruments of conveyance and transfer and releases as may be designated in any such request.

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
                  (d) At any sale under Section 9.01(b), each of the Lenders, the Lender Agent, the Operating Agent, the Collateral Agent or any other Edison Secured Party may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

                  (e) The Lender Agent may exercise, at the sole cost and expense of the Borrower, any and all rights and remedies of the Borrower under or in connection with the Borrower Pledged Agreements or the other Borrower Collateral, including any and all rights of the Borrower to demand or otherwise require payment of any amount under, or performance of any provisions of, the Borrower Pledged Agreements.

                  Section 9.02. Exercise of Remedies. No failure or delay on the part of any Agent in exercising any right, power or privilege under this Loan Agreement and no course of dealing between a Service Provider, the Borrower or any Agent, on the one hand, and any other Agent, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Loan Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies under this Loan Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies that the Agents would otherwise have at law or in equity. No notice to or demand on any party hereto shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the party providing such notice or making such demand to any other or further action in any circumstances without notice or demand.

                  Section 9.03. Power of Attorney. On the Closing Date, the Borrower and the Servicer shall execute and deliver a power of attorney substantially in the form attached hereto as Exhibit 9.03 (each, a "Power of Attorney"). The power of attorney granted pursuant to each Power of Attorney is a power coupled with an interest and shall be irrevocable until all of the Borrower Obligations are indefeasibly paid or otherwise satisfied in full. The powers conferred on the Lender Agent under each Power of Attorney are solely to protect the Lenders' Liens upon and interests in the Borrower Collateral and shall not impose any duty upon the Lender Agent to exercise any such powers. The Lender Agent shall not be accountable for any amount other than amounts that it actually receives as a result of the exercise of such powers and none of the Lender Agent's officers, directors, employees, agents or representatives shall be responsible to the Borrower or the Servicer for any act or failure to act, except in respect of damages attributable solely to their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                  Section 9.04. Continuing Security Interest. This Loan Agreement shall create a continuing Lien in the Borrower Collateral until the conditions to the release of the Liens of each of the Lenders and the Lender Agent thereon set forth in Section 2.07(f) have been satisfied.

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
                                   ARTICLE X.

                          SUCCESSOR SERVICER PROVISIONS

                  Section 10.01. Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon 60 days' prior written notice to the Borrower, each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02. Any Successor Servicer appointed pursuant to this Section 10.01 shall be registered as an "investment adviser" under the Investment Advisers Act of 1940, as amended, and shall replace PAII (or the then acting Investment Advisor) as Investment Advisor under an investment management agreement that is identical to the Investment Management Agreement (except for the identity of the Investment Advisor party thereto and except as approved by the Lender Agent, the Operating Agent and the Collateral Agent).

                  Section 10.02. Appointment of the Successor Servicer. In connection with the termination of the Servicer's responsibilities or the resignation by the Servicer under this Loan Agreement pursuant to Sections 8.02 or 10.01, the Borrower shall use all reasonable efforts (to the extent not inconsistent with the fiduciary obligations of its trustees) to appoint a successor servicer to the Servicer that shall be acceptable to the Lender Agent, the Operating Agent and the Collateral Agent and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Loan Agreement (such successor servicer being referred to as the "Successor Servicer"); provided, that the Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of its appointment or assumption of duties as Successor Servicer. The Successor Servicer shall accept its appointment by executing, acknowledging and delivering to the Lender Agent, the Operating Agent and the Collateral Agent an instrument in form and substance acceptable to the Lender Agent, the Operating Agent and the Collateral Agent.

                  Section 10.03. Duties of the Servicer. The Servicer covenants and agrees that, following the appointment of, or assumption of duties by, a Successor Servicer:

                  (a) The  Servicer  being  replaced by the  Successor  Servicer shall terminate its activities as Servicer hereunder in a manner that facilitates the transfer of servicing duties to the Successor Servicer and is otherwise acceptable to each of the Lenders, the Lender Agent and the Collateral Agent and, without limiting the generality of the foregoing, shall timely deliver all Servicing Records and other information with respect to the Trust Investments to the Successor Servicer at a place selected by the Successor Servicer. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may be required to vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

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
                  (b) The Servicer being replaced by the Successor Servicer shall terminate each existing Sub-Servicing Agreement and the Successor Servicer shall not be deemed to have assumed any of the Servicer's interests therein or to have replaced the Servicer as a party thereto.

                  Section 10.04. Effect of Termination or Resignation. Any termination of or resignation by the Servicer hereunder shall not affect any claims that the Borrower, the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.

                                   ARTICLE XI.

                                     AGENTS

                  Section 11.01.  Authorization and Action.

                  (a) The Lender Agent may take such action and carry out such functions under this Loan Agreement as are authorized to be performed by it pursuant to the terms of this Loan Agreement or any other Related Document or otherwise contemplated hereby or thereby or are reasonably incidental thereto; provided, that the duties of the Lender Agent hereunder shall be determined solely by the express provisions of this Loan Agreement, and, other than the duties set forth in Section 11.02, any permissive right of the Lender Agent hereunder shall not be construed as a duty.

                  (b) The Operating Agent may take such action and carry out such functions under this Loan Agreement as are authorized to be performed by it pursuant to the terms of this Loan Agreement, any other Related Document or the Administrative Services Agreement or otherwise contemplated hereby or thereby or are reasonably incidental thereto; provided, that the duties of the Operating Agent hereunder shall be determined solely by the express provisions of this Loan Agreement, and, other than the duties set forth in Section 11.02, any permissive right of the Operating Agent hereunder shall not be construed as a duty.

                  (c) The Collateral Agent may take such action and carry out such functions under this Loan Agreement as are authorized to be performed by it pursuant to the terms of this Loan Agreement, any other Related Document or the Collateral Agent Agreement or otherwise contemplated hereby or thereby or are reasonably incidental thereto; provided, that the duties of the Collateral Agent hereunder shall be determined solely by the express provisions of this Loan Agreement, and, other than the duties set forth in Section 11.02, any permissive right of the Collateral Agent hereunder shall not be construed as a duty.

                  Section 11.02. Reliance. None of the Lender Agent, the Operating Agent, the Collateral Agent, any of their respective Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Loan Agreement, the other Related Documents or the Program Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Borrower, the Servicer and each of the Lenders hereby acknowledge and agree that each of the Lender Agent, the Operating Agent and the Collateral Agent (a) acts as agent hereunder for one or more of the Lenders and Affected Parties and has no duties or obligations to, shall incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Borrower (other than, with respect to the Lender Agent, under the Power of Attorney with respect to remedial actions) or any Service Provider, (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts, (c) makes no representation or warranty hereunder to any Affected Party and shall not be responsible to any such Person for any statements, representations or warranties made in or in connection with this Loan Agreement, the other Related Documents or the Program Documents, (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Loan Agreement, the other Related Documents or the Program Documents on the part of the Borrower, the Servicer or either Lender or to inspect the property (including the books and records) of the Borrower, the Servicer or either Lender, (e) shall not be responsible to the Borrower, the Servicer or either of the Lenders for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Loan Agreement or the other Related Documents or any other instrument or document furnished pursuant hereto or thereto, (f) shall incur no liability under or in respect of this Loan Agreement, the other Related Documents or the Program Documents by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed, sent or communicated by the proper party or parties and (g) shall not be bound to make any investigation into the facts or matters stated in any notice or other communication hereunder and may rely on the accuracy of such facts or matters. Notwithstanding the foregoing, each of the Lender Agent, the Operating Agent and the Collateral Agent acknowledges that it has a duty to make investments of funds on deposit in the Retention Accounts and the Collateral Account, in accordance with Section 2.06 and the instructions of the Servicer.

                  Section 11.03. GE Capital and Affiliates. GE Capital and its Affiliates may generally engage in any kind of business with any Obligor, any Service Provider, the Borrower or either of the Lenders, any of their respective Affiliates and any Person who may do business with or own securities of such Persons or any of their respective Affiliates, all as if GE Capital were not the Lender Agent, the Operating Agent or the Collateral Agent and without the duty to account therefor to any Obligor, any Service Provider, the Borrower, any Lender or any other Person.

                                  ARTICLE XII.

                                  MISCELLANEOUS

                  Section 12.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Loan Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon confirmation of receipt by the transmitting machine and telephonic advice of the transmission, when sent by telecopy or other similar facsimile transmission, (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth under its name on the signature page hereof or to such other address (or facsimile number) as may be substituted by notice given as herein provided; provided, that each such declaration or other communication shall be deemed to have been validly delivered to the Collateral Agent and the Operating Agent hereunder upon delivery to the Lender Agent in accordance with the terms of this Section 12.01. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent) designated in any written notice provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

                  Section 12.02. Binding Effect; Assignability. This Loan Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent and their respective successors and permitted assigns. Neither the Borrower nor the Servicer may assign, transfer, hypothecate or otherwise convey any of their respective rights or obligations hereunder or interests herein without the express prior written consent of each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent and unless the Rating Agency Condition shall have been satisfied with respect to any such assignment. Any such purported assignment, transfer, hypothecation or other conveyance by the Borrower or the Servicer without the prior express written consent of each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent shall be void. Either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent may, with the consent of the Borrower, assign any of its rights and obligations hereunder or interests herein to any Person and any such assignee may further assign at any time its rights and obligations hereunder or interests herein (including any rights it may have in and to the Trust Investments and the Borrower Collateral and any rights it may have to exercise remedies hereunder), provided that the consent of the Borrower is not required with respect to an assignment to an affiliate of either of the Lenders or the Lender Agent, or to a special purpose investment vehicle managed by the Lender Agent or an affiliate thereof, so long as such assignment does not have a material adverse effect on the Borrower. The Borrower acknowledges and agrees that, upon any such assignment by a Lender, the assignee thereof may enforce directly, without joinder of such Lender, all of the obligations of the Borrower hereunder.

                  Section 12.03. Termination; Survival of Borrower Obligations Upon Facility Termination Date.

                  (a) This Loan Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

                  (b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by any Affected Party under this Loan Agreement shall in any way affect or impair the obligations, duties and liabilities of the Borrower or the rights of any Affected Party relating to any unpaid portion of the Borrower Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Facility Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrower or the Servicer, and all rights of any Affected Party hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies provided for herein with respect to any breach of any representation or warranty made by the Borrower or the Servicer pursuant to Article IV, the indemnification and payment provisions of Section 2.08 and Sections 12.04, 12.05 and 12.06 shall be continuing and shall survive the Termination Date.

                  Section 12.04.  Costs, Expenses and Taxes.

                  (a) The Borrower shall reimburse each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent for all out-of-pocket expenses incurred in connection with (i) the negotiation and preparation of this Loan Agreement and the other Related Documents, (ii) efforts to monitor the Revolving Loans, or any of the Borrower Obligations, (iii) efforts to evaluate, observe or assess any Service Provider or the Borrower or their respective affairs, and (iv) efforts to verify, protect, evaluate, assess or appraise any of the Borrower Collateral (including, in each case, the reasonable fees and expenses of all of its special counsel, advisors, consultants retained in connection with the transactions contemplated thereby and advice in connection therewith).

                  (b) The Borrower shall reimburse each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including management consultants and appraisers) for advice, assistance, or other representation in connection with:

                      (i) any amendment, modification or waiver of, consent with respect to, or termination of this Loan Agreement or any of the other Related Documents or advice in connection with the administration thereof or their respective rights hereunder or thereunder;

                      (ii) any Litigation, contest or dispute (whether instituted by the Borrower, either of the Lenders, the Lender Agent, the Operating Agent, the Collateral Agent or any other Person as a party, witness, or otherwise) in any way relating to the Borrower Collateral, any of the Related Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any Litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Borrower or any other Person that may be obligated to either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent by virtue of the Related Documents, including any such Litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Events of Default;

                      (iii) any attempt to enforce any remedies of either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent against the Borrower or any other Person that may be obligated to them by virtue of any of the Related Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Events of Default;

                      (iv) any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Events of Default; and

                      (v) efforts to collect, sell, liquidate or otherwise dispose of any of the Borrower Collateral;

including all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 12.04, all of which shall be payable, on demand, by the Borrower to the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent, as applicable. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

                  (c) In addition, the Borrower shall pay on demand any and all stamp, sales, excise and other taxes (excluding income taxes) and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Loan Agreement or any other Related Document, and the Borrower agrees to indemnify and save each Indemnified Person harmless from and against any and all liabilities with respect to or resulting from any delay or failure to pay such taxes and fees.

                  Section 12.05.  Confidentiality.

                  (a) Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission or distributed to shareholders, or unless the Lender Agent shall otherwise consent in writing, the Borrower and the Servicer agree to maintain the confidentiality of this Loan Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any Affected Party or any Indemnified Person and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Loan Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an Indemnified Person.

                  (b) The Borrower and the Servicer each agree that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Loan Agreement and the other Related Documents without the prior written consent of each of the Lenders and the Lender Agent (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Borrower or the Servicer, as applicable, shall consult with each of the Lenders and the Lender Agent prior to the issuance of such news release or public announcement. The Borrower may, however, disclose the general terms of the transactions contemplated by this Loan Agreement and the other Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

                  (c) Each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent (i) agree to use reasonable efforts (equivalent to the efforts each of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent (as the case may be) apply to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to it by or on the behalf of the Borrower and the Servicer and designated as confidential (which shall be deemed to include any non-public information about an Obligor of a Trust Investment) for a period of two (2) years following receipt thereof, except that either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent may disclose such information (A) to Persons employed or engaged by it in evaluating, approving, structuring or administering the Revolving Loans and the credit facility provided hereunder; (B) to any independent attorneys, consultants, and auditors acting on behalf of any of the Lenders or any of the Agents; (C) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them); (D) as required or requested by any Governmental Authority or reasonably believed by it to be compelled by any court decree, subpoena or legal or administrative order or process; (E) as, on the advice of its' counsel, required by law; (F) in connection with the exercise of any right or remedy under the Transaction Documents or in connection with any Litigation to which it is a party; (G) which ceases to be confidential through no fault of either of the Lenders, the Lender Agent, the Operating Agent, or the Collateral Agent; (H) to any Rating Agency rating the indebtedness of a Lender or considering the issuance of such a rating; or (I) to any provider of liquidity or credit enhancement to a Lender, and (ii) agree to be bound to reasonable requirements to preserve confidentiality of information that is contained in Collateral Documentation and about which notice is provided to the Lender Agent by or on behalf of the Borrower.

                  Section 12.06. No Proceedings. The Borrower and the Servicer hereby agree that, from and after the Closing Date and until the date one year plus one day following the date on which the Commercial Paper with the latest maturity has been indefeasibly paid in full in cash, it will not, directly or indirectly, institute or cause to be instituted against either of the Lenders any proceeding of the type referred to in Sections 8.01(c) and 8.01(d).

                  Section 12.07. Complete Agreement; Modification of Agreement. This Loan Agreement and the other Related Documents constitute the complete agreement among the parties hereto with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 12.08.

                  Section 12.08. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Loan Agreement or any of the other Related Documents, or any consent to any departure by the Borrower or the Servicer therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto or thereto, provided, that (i) the Operating Agent shall notify each of the Rating Agencies concurrently with the execution of any amendment to any provision of this Loan Agreement or any of the other Related Documents, and (ii) it shall be a condition precedent to the effectiveness of any material amendment to any provision of this Loan Agreement or any of the other Related Documents that the Rating Agency Condition shall have been satisfied in respect thereof.

                  Section 12.09. No Waiver; Remedies. The failure by either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent, at any time or times, to require strict performance by the Borrower or the Servicer of any provision of this Loan Agreement or the Revolving Note shall not waive, affect or diminish any right of either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrower or the Servicer contained in this Loan Agreement or the Revolving Note, and no breach or default by the Borrower or the Servicer hereunder or thereunder, shall be deemed to have been suspended or waived by either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent and directed to the Borrower or the Servicer, as applicable, specifying such suspension or waiver. The rights and remedies of each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent under this Loan Agreement shall be cumulative and nonexclusive of any other rights and remedies that each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Borrower Collateral shall not be required.

                  SECTION 12.10. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

                  (A) THIS LOAN AGREEMENT AND EACH OTHER RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                  (B) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS LOAN AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT OR ANY OTHER RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS LOAN AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE EITHER OF THE LENDERS, THE LENDER AGENT, THE OPERATING AGENT OR THE COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE BORROWER COLLATERAL OR ANY OTHER SECURITY FOR THE BORROWER SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF EITHER OF THE LENDERS, THE LENDER AGENT, THE OPERATING AGENT OR THE COLLATERAL AGENT. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS

DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGES HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT
THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  (C) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN
CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  Section  12.11.  Counterparts.  This  Loan  Agreement  may  be
executed  in  any  number  of  separate   counterparts,   each  of  which  shall
collectively and separately constitute one agreement.

                  Section 12.12. Severability. Wherever possible, each provision of this Loan Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Loan Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Loan Agreement.

                  Section 12.13. Section Titles. The section titles and table of contents contained in this Loan Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  Section 12.14.  Limited Recourse.

                  (a) The obligations of each of the Lenders under this Loan Agreement and all Related Documents are solely the corporate and company obligations of each respective Lender. No recourse shall be had for the payment of any amount owing in respect of Revolving Loans or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Loan Agreement or any other Related Document against any Stockholder, employee, officer, director, agent or incorporator of each of the Lenders. Any accrued obligations owing by each of the Lenders under this Loan Agreement shall be payable by it solely to the extent that funds are available therefor from time to time in accordance with the provisions of the Collateral Agent Agreement and
Section 2.07 of this Loan Agreement (and such accrued obligations shall not be extinguished until paid in full).

                  (b) A copy of the Borrower's agreement and declaration of trust (the "Trust Agreement") is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that the Trust Agreement has been executed on behalf of the Borrower by each trustee or officer of the Borrower in his or her capacity as trustee or officer, and not individually. The obligations of the Borrower under this Loan Agreement and the Related Documents shall only be binding upon the assets and property of the Borrower, and none of the officers of the Borrower shall be personally liable thereon.

                  Section 12.15.  Further Assurances.

                  (a) The Borrower and the Servicer shall, at the Borrower's sole cost and expense, upon request of either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further action that may be necessary or desirable or that either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent may request to (i) perfect, protect, preserve, continue and maintain fully the right, title and interests (including Liens) granted to each of the Lenders under this Loan Agreement, (ii) enable either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent to exercise and enforce its rights under this Loan Agreement, any of the other Related Documents or the Collateral Agent Agreement or (iii) otherwise carry out more effectively the provisions and purposes of this Loan Agreement or any other Related Document. Without limiting the generality of the foregoing, the Borrower shall, upon request of either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent, (A) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices that may be necessary or desirable or that either of the Lenders, the Lender Agent, the Operating Agent or the Collateral Agent may request to perfect, protect and preserve the Liens granted pursuant to this Loan Agreement, free and clear of all Adverse Claims, (B) mark, or cause the Service Providers to mark, each Collateral Documentation evidencing each Trust Investment with a legend, acceptable to each of the Lenders, the Lender Agent, the Operating Agent and the Collateral Agent evidencing that the Borrower has pledged to each of the Lenders all right and title thereto and interest therein as provided herein, (C) mark, or cause the Service Providers to mark, its master data processing records evidencing such Trust Investments with such a legend and (D) notify or cause the Service

Providers to notify Obligors of the Lien of each of the Lenders in the Trust Investments effected hereunder.

                  (b) Without limiting the generality of the foregoing, the Borrower hereby authorizes each of the Lenders, the Lender Agent and the Collateral Agent, and each of the Lenders hereby authorizes the Collateral Agent and the Lender Agent, to file one or more financing or continuation statements, or amendments thereto or assignments thereof, relating to all or any part of the Trust Investments, including Collections with respect thereto, or the Borrower Collateral without the signature of the Borrower or, as applicable, either of the Lenders to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan Agreement or of any notice or financing statement covering the Trust Investments, the Borrower Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law.

                  IN WITNESS WHEREOF, the parties have caused this Revolving Loan Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             PILGRIM AMERICA PRIME RATE TRUST, as Borrower


                             By: _____________________________
                                  Name: Daniel A. Norman
                                  Title:  Senior Vice President and Treasurer

                             Address:
                             --------
                             40 North Central, Suite 1200
                             Phoenix, Arizona  85004
                             Attention:  Daniel A. Norman
                             Telephone:  (602) 417-8112
                             Facsimile:  (602) 417-8327

                             PILGRIM AMERICA INVESTMENTS, INC., as Servicer


                             By _____________________________
                                  Name: James M. Hennessy
                                  Title:  Executive Vice President and Secretary

                             Address:
                             --------
                             40 North Central, Suite 1200
                             Phoenix, Arizona  85004
                             Attention:  James M. Hennessy
                             Telephone:  (602) 417-8115
                             Facsimile:  (602) 417-8301

                             EDISON ASSET SECURITIZATION, L.L.C.
                             as a Lender


                             By: _____________________________
                                   Name: Steve A. Poulin
                                   Title: Assistant Secretary

                             Address:
                             --------
                             c/o General Electric Capital Corporation
                             3001 Summer Street, 2nd Floor
                             Stamford, Connecticut  06927
                             Attention:  Manager, Conduit Administration
                             Telephone:  (203) 961-5488
                             Facsimile:  (203) 961-2953

                             GENERAL ELECTRIC CAPITAL CORPORATION,
                             as a Lender


                             By _____________________________
                                   Name: Denis M. Creeden
                                   Title:  Duly Authorized Signatory

                             Address:
                             --------
                             3001 Summer Street, 2nd Floor
                             Stamford, Connecticut  06927
                             Attention:  Manager, Conduit Administration
                             Telephone:  (203) 961-5488
                             Facsimile:  (203) 961-2953

                             with copies to:
                             201 High Ridge Road
                             Stamford, Connecticut  06927
                             Attention: Vice President - Portfolio/Pilgrim America Prime Rate Trust
                             Telephone: (203) 316-7608
                             Facsimile: (203) 316-7821

                             GENERAL ELECTRIC CAPITAL CORPORATION,
                             as Collateral Agent


                             By _____________________________
                                   Name:  Joan B. Makara
                                   Title:  Duly Authorized Signatory

                             Address:
                             --------
                             3001 Summer Street, 2nd Floor
                             Stamford, Connecticut  06927
                             Attention:  Manager, Conduit Administration
                             Telephone:  (203) 961-5488
                             Facsimile:  (203) 961-2953

                             with copies to:
                             201 High Ridge Road
                             Stamford, Connecticut  06927
                             Attention: Vice President - Portfolio/Pilgrim America Prime Rate Trust
                             Telephone: (203) 316-7608
                             Facsimile: (203) 316-7821

                             GENERAL ELECTRIC CAPITAL CORPORATION,
                             as Lender Agent


                             By _____________________________
                                   Name:  Joan B. Makara
                                   Title:  Duly Authorized Signatory

                             Address:
                             --------
                             3001 Summer Street, 2nd Floor
                             Stamford, Connecticut  06927
                             Attention:  Manager, Conduit Administration
                             Telephone:  (203) 961-5488
                             Facsimile:  (203) 961-2953

                             with copies to:
                             201 High Ridge Road
                             Stamford, Connecticut  06927
                             Attention: Vice President - Portfolio/Pilgrim America Prime Rate Trust
                             Telephone: (203) 316-7608
                             Facsimile: (203) 316-7821

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
                             GENERAL ELECTRIC CAPITAL CORPORATION,
                             as Operating Agent


                             By _____________________________
                                   Name:  Joan B. Makara
                                   Title:  Duly Authorized Signatory

                             Address:
                             3001 Summer Street, 2nd Floor
                             Stamford, Connecticut  06927
                             Attention:  Manager, Conduit Administration
                             Telephone:  (203) 961-5488
                             Facsimile:  (203) 961-2953

                             with copies to:
                             201 High Ridge Road
                             Stamford, Connecticut  06927
                             Attention: Vice President - Portfolio/Pilgrim America Prime Rate Trust
                             Telephone: (203) 316-7608
                             Facsimile: (203) 316-7821

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